Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 14, 2015
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President, Chief Operating Officer & Treasurer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Third Quarter and Year-to-Date 2015 Net Income
ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $38.4 million or $0.69 per diluted common share for the third quarter of 2015 compared to net income of $43.8 million or $0.85 per diluted common share for the second quarter of 2015 and $40.2 million or $0.79 per diluted common share for the third quarter of 2014. The Company recorded net income of $121.2 million or $2.29 per diluted common share for the first nine months of 2015 compared to net income of $113.3 million or $2.23 per diluted common share for the same period of 2014. Operating net income was $41.8 million or $0.75 per diluted common share for the third quarter of 2015 compared to $44.5 million or $0.86 per diluted common share in the second quarter of 2015. Operating net income excludes acquisition related charges totaling $5.7 million and $1.1 million in the third quarter of 2015 and second quarter of 2015, respectively. A table reconciling net income as reported to operating net income is set forth below and additional detail is shown in the "Supplemental Financial Measures/Ratios" section.
Highlights compared with the Second Quarter of 2015*:

•
Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $803 million, or 21% on annualized basis, to $16.3 billion, which included $455 million of loans acquired in relation to the bank acquisitions during the period

•	Total assets increased by 24% on an annualized basis to $22.0 billion

•	Total deposits increased by $1.1 billion, or 27% on an annualized basis, to $18.2 billion, which included $802 million assumed from the bank acquisitions during the period

•	Demand deposits comprise 26% of total deposits, increasing from 23% in the second quarter of 2015

•	Net interest margin decreased 8 basis points primarily as a result of lower yields on earning assets due to pricing pressure and the low rate environment

•	Maintained strong capital ratios with a tangible common equity ratio, assuming full conversion of convertible preferred stock, of 8.0%

•	Dividend on Series D preferred stock, issued in June 2015, reduced earnings per diluted common share by $0.04 per share

•	Completed the acquisitions of North Bank, Suburban Illinois Bancorp, Inc. and Community Financial Shares, Inc.

•	Acquisition-related charges totaled $5.7 million, reducing earnings per diluted common share by $0.06 per share

•	Opened new banking location in Aurora, Illinois along with the locations acquired, increasing our total banking locations to 160 locations

	Three Months Ended,			Nine Months Ended,
	September 30,	June 30,	March 31,	September 30,
(Dollars in thousands, except per share data)	2015	2015	2015	2015
Key Operating Measures, Adjusted for Acquisition Related Charges
Net income per common share – diluted	$0.75	$0.86	$0.77	$2.38
Net overhead ratio	1.63%	1.51%	1.68%	1.61%
Efficiency ratio	66.67%	65.16%	67.56%	66.43%
Return on average assets	0.76%	0.88%	0.81%	0.82%
Return on average common equity	7.26%	8.52%	7.73%	7.82%
Return on average tangible common equity	9.73%	11.03%	10.07%	10.26%

Net income, as reported	$38,355	$43,831	$39,052	$121,238
Acquisition Related Charges
Salaries and employee benefits:
Salaries	$1,355	$—	$12	$1,367
Commissions and incentive compensation	264	—	3	267
Benefits	107	—	—	107
Total salaries and employee benefits	1,726	—	15	1,741
Equipment	36	32	—	68
Occupancy, net	201	—	16	217
Data processing	2,692	653	130	3,475
Advertising and marketing	1	—	5	6
Professional fees	335	417	568	1,320
Other expense	5	21	4	30
Other income	(674)	—	—	(674)
Total Acquisition Related Charges	$5,670	$1,123	$738	$7,531
Income tax expense on acquisition related charges	$2,225	$441	$290	$2,956
Acquisition related charges, net of tax	$3,445	$682	$448	$4,575
Operating net income	$41,800	$44,513	$39,500	$125,813

* See "Supplemental Financial Measures/Ratios" on pages 16-18 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported operating net income of $41.8 million for the third quarter of 2015 and operating net income of $125.8 million on a year-to-date basis. The third quarter of 2015 was characterized by continued strong loan and deposit growth coupled with compression in our net interest margin, stable credit quality metrics, decreased mortgage banking revenue, the acquisitions of North Bank, Suburban Illinois Bancorp, Inc. and Community Financial Shares, Inc. and the costs related to these acquisitions."
Mr. Wehmer continued, “Excluding covered loans and mortgage loans held-for-sale, we grew our loan portfolio by $803 million in the third quarter, which included $455 million of loans acquired in relation to the three bank acquisitions. This increase in loan volume helped offset the impact on net interest income from net interest margin compression experienced during the quarter from competitive pricing pressures and the continued low rate environment. Our average loan to deposit ratio declined to 91.9% in the third quarter of 2015 compared to 92.8% in the second quarter of 2015 as the three acquisitions combined had a loan to deposit ratio of only 56.7%. Our loan pipelines remain consistently strong. Deposits in the third quarter of 2015 increased $1.1 billion, which included $802 million assumed from the bank acquisitions during the period. Demand deposits increased $796 million and now comprise 26% of our overall deposit base compared to 23% at the end of the second quarter of 2015."

Commenting on credit quality, Mr. Wehmer noted, “Total non-performing assets increased by $19.2 million. This increase was comprised of $4.6 million of OREO related to the three acquisitions completed in July, $7.3 million transferring from covered OREO as the loss sharing period expired, a single customer relationship totaling $9.3 million being placed in nonaccrual status at quarter-end, and other activities. Excluding covered loans, non-performing loans as a percentage of total loans was 0.53% at the end of the third quarter. The allowance for loan losses as a percentage of non-performing loans, excluding covered loans, remained strong at 120%, exhibiting sufficient coverage for non-performing credits. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “Mortgage banking revenue in the third quarter totaled $27.9 million, a decrease of $8.1 million compared to the second quarter of 2015 and an increase of $1.2 million compared to the third quarter of 2014. The decrease from the second quarter to the third quarter of 2015 resulted from origination volumes declining to $973.7 million from $1.2 billion and unfavorable changes in product and channel mix, both combined with more competitive pricing. Our mortgage banking business remains well positioned for growth both organically and through acquisitions."

Turning to the future, Mr. Wehmer stated, “We anticipate approximately $4 million in additional charges related to the three previously announced acquisitions in July over the next two quarters as the conversions and integrations are completed. This is in addition to the $5.7 million of various charges incurred in the third quarter related to these acquisitions. The cost savings from these transactions have exceeded our initial expectations. We believe we have achieved approximately two-thirds of our expected annual cost savings to date and expect to realize additional annual cost savings of approximately $5 million by the end of the first quarter of 2016. We remain on track to realize cost savings opportunities in the future from our existing infrastructure as additional acquisition opportunities exist in all areas of our business lines. Evaluating strategic acquisitions and organic branch growth will continue to be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. Our opportunities for both internal growth and external growth remain consistently strong. We continue to take a steady and measured approach to achieve our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value."

The graphs below illustrate certain highlights of the third quarter of 2015.

Wintrust’s key operating measures and growth rates for the third quarter of 2015, as compared to the sequential and linked quarters, are shown in the table below:

				% or(5) basis point (bp)change from 2nd Quarter 2015		% or basis point (bp) change from 3rd Quarter 2014
	Three Months Ended
(Dollars in thousands)	September 30, 2015	June 30, 2015	September 30, 2014
Net income	$38,355	$43,831	$40,224	(12)%		(5)%
Net income per common share – diluted	$0.69	$0.85	$0.79	(19)%		(13)%
Net revenue (1)	$230,493	$233,905	$209,622	(1)%		10%
Net interest income	$165,540	$156,892	$151,670	6%		9%
Net interest margin (2)	3.33%	3.41%	3.46%	(8)	bp	(13)	bp
Net overhead ratio (2) (3)	1.74%	1.53%	1.67%	21	bp	7	bp
Efficiency ratio (2) (4)	69.02%	65.64%	65.76%	338	bp	326	bp
Return on average assets	0.70%	0.87%	0.83%	(17)	bp	(13)	bp
Return on average common equity	6.60%	8.38%	8.09%	(178)	bp	(149)	bp
Return on average tangible common equity	8.88%	10.86%	10.59%	(198)	bp	(171)	bp
At end of period
Total assets	$22,043,930	$20,799,924	$19,169,345	24%		15%
Total loans, excluding loans held-for-sale, excluding covered loans	$16,316,211	$15,513,650	$14,052,059	21%		16%
Total loans, including loans held-for-sale, excluding covered loans	$16,663,216	$16,010,933	$14,415,362	16%		16%
Total deposits	$18,228,469	$17,082,418	$16,065,246	27%		13%
Total shareholders’ equity	$2,335,736	$2,264,982	$2,028,508	12%		15%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

Financial Performance Overview – Third Quarter 2015

For the third quarter of 2015, net interest income totaled $165.5 million, an increase of $8.6 million as compared to the second quarter of 2015 and an increase of $13.9 million as compared to the third quarter of 2014. The changes in net interest income on both a sequential and linked quarter basis are the result of the following:

•	Net interest income increased $8.6 million in the third quarter of 2015 compared to the second quarter of 2015, due to:

◦
An increase in total interest income of $10.1 million resulting primarily from loan growth during the period and one additional day of interest, partially offset by a reduction in yield on earning assets.

◦
Interest expense increased $1.5 million primarily as a result of an increase in the average balance of interest-bearing liabilities, a two basis point increase in the rate on average interest bearing liabilities and one additional day in the quarter.

◦	Combined, the increase in interest income of $10.1 million and the increase in interest expense of $1.5 million created the $8.6 million increase in net interest income.

•	Net interest income increased $13.9 million in the third quarter of 2015 compared to the third quarter of 2014, due to:

◦
Average loans, excluding covered loans, increased by $2.1 billion. The growth in average loans, excluding covered loans, was partially offset by a 17 basis point decline in the yield on earning assets, resulting in an increase in total interest income of $14.7 million.

◦
An increase in interest bearing deposits, an increase in borrowings under the Company's term credit facility at the end of the second quarter of 2015 and the completion of the Canadian secured borrowing transaction at the end of the fourth quarter of 2014 resulted in a $834,000 increase in interest expense.

◦	Combined, the increase in interest income of $14.7 million and the increase in interest expense of $834,000 created the $13.9 million increase in net interest income.

The net interest margin, on a fully taxable equivalent basis, for the third quarter of 2015 was 3.33% compared to 3.41% for the second quarter of 2015 and 3.46% for the third quarter of 2014. The reduction in net interest margin, on a fully taxable equivalent basis, compared to the second quarter of 2015 and third quarter of 2014 is primarily the result of a decline in yields on loans and other earning assets (see "Net Interest Income" section later in this release for further detail).

Non-interest income totaled $65.0 million in the third quarter of 2015, decreasing $12.1 million, or 16%, compared to the second quarter of 2015 and increasing $7.0 million, or 12%, compared to the third quarter of 2014. The decrease in non-interest income in the third quarter of 2015 compared to the second quarter of 2015 is primarily attributable to lower mortgage banking revenue, the recognition of a $1.5 million bank owned life insurance ("BOLI") death benefit in the second quarter of 2015 and lower fees from covered call option contracts, partially offset by increased service charges on deposits. The increase in non-interest income in the third quarter of 2015 compared to the third quarter of 2014 was primarily attributable to an increase in mortgage banking revenues, fees from covered call options, higher customer interest rate swap fees and an increase in service charges on deposits (see "Non-Interest Income" section later in this release for further detail).
Non-interest expense totaled $160.0 million in the third quarter of 2015, increasing $5.7 million, or 4%, compared to the second quarter of 2015 and increasing $21.5 million, or 16%, compared to the third quarter of 2014. The increase in the current quarter compared to the second quarter of 2015 can be primarily attributed to an increase in acquisition related charges, higher salary and employee benefit costs caused by the addition of employees from the various acquisitions and higher staffing levels as the Company grows, increased data processing expenses, partially offset by a decrease in OREO expenses. The increase in the third quarter of 2015 compared to the third quarter of 2014 was primarily attributable to acquisition related charges in the current quarter, higher salary and employee benefit costs caused by the addition of employees from the various acquisitions and higher staffing levels as the Company grows as well as higher commissions and incentive compensation, increased equipment and occupancy, data processing and professional fees, and higher marketing expenses, partially offset by a decrease in OREO expenses (see "Non-Interest Expense" section later in this release for further detail).

Financial Performance Overview – First Nine Months of 2015

For the first nine months of 2015, net interest income totaled $474.3 million, an increase of $29.5 million as compared to the first nine months of 2014 as a result of the following:

•
Average earning assets increased by $2.1 billion, primarily comprised of average loan growth, excluding covered loans, of $1.9 billion and an increase of $216.9 million in the average balance of liquidity management assets, partially offset by a decrease of $96.3 million in the average balance of covered loans. The growth in average total loans, excluding covered loans, included an increase of $691.0 million in commercial loans, $523.3 million in commercial real estate loans, $463.2 million in life insurance premium finance receivables, $99.3 million in mortgage loans held-for-sale, $88.6 million in commercial premium finance receivables and $78.1 million in home equity and other loans.

•	The average earning asset growth of $2.1 billion, partially offset by a 20 basis point decrease in yield on earning assets, resulted in an increase in total interest income of $32.4 million.

•
Funding mix remained relatively consistent as average demand deposits increased $982.2 million, average interest bearing deposits increased $789.3 million and average wholesale borrowings increased $125.2 million. The increase in average interest bearing liabilities, partially offset by a one basis point decline in rate during the current period, resulted in a $2.9 million increase in interest expense.

•	Combined, the increase in interest income of $32.4 million and the increase in interest expense of $2.9 million created the $29.5 million increase in net interest income.

The net interest margin, on a fully taxable equivalent basis, for the first nine months of 2015 was 3.39% compared to 3.56% for the first nine months of 2014 (see "Net Interest Income" section later in this release for further detail).

Non-interest income totaled $206.5 million in the first nine months of 2015, increasing $48.9 million, or 31%, compared to the first nine months of 2014. The increase in non-interest income in the first nine months of 2015 compared to the first nine months of 2014 is primarily attributable to an increase in mortgage banking and wealth management revenues, fees from covered call options, the recognition of a $1.5 million BOLI death benefit, increased service charges and higher fees on customer interest rate swap transactions (see "Non-Interest Income" section later in this release for further detail).
Non-interest expense totaled $461.6 million in the first nine months of 2015, increasing $58.2 million, or 14%, compared to the first nine months of 2014. The increase in the first nine months of 2015 compared to the first nine months of 2014 was primarily attributable to acquisition related charges during the current year, higher salary and employee benefit costs caused by the addition of employees from the various acquisitions and larger staffing as the Company grows as well as higher commissions and incentive compensation, and increased equipment, occupancy, data processing and professional fees, and increased marketing expenses, partially offset by a decrease in OREO expenses (see "Non-Interest Expense" section later in this release for further detail).

Financial Performance Overview – Credit Quality

The ratio of non-performing assets to total assets was 0.63% as of September 30, 2015, compared to 0.57% at June 30, 2015, and 0.69% at September 30, 2014. Non-performing assets, excluding covered assets, totaled $138.0 million at September 30, 2015, compared to $118.9 million at June 30, 2015 and $131.7 million at September 30, 2014.

Non-performing loans, excluding covered loans, totaled $86.0 million, or 0.53% of total loans, at September 30, 2015, compared to $76.6 million, or 0.49% of total loans, at June 30, 2015 and $81.1 million, or 0.58% of total loans, at September 30, 2014. The increase in non-performing loans, excluding covered loans, compared to June 30, 2015 is primarily the result of a single customer relationship totaling $9.3 million being placed in nonaccrual status at quarter-end. Compared to September 30, 2014, the increase is primarily the result of a $2.7 million increase in the home equity loan portfolio, a $1.6 million increase in the commercial loan portfolio and a $1.3 million increase in the commercial real-estate portfolio. OREO, excluding covered OREO, of $51.9 million at September 30, 2015 increased $9.8 million compared to $42.1 million at June 30, 2015 and decreased $1.5 million compared to $50.4 million at September 30, 2014. The increase in OREO, excluding covered OREO, compared to June 30, 2015 is primarily the result of the addition of properties from acquisitions and properties transferring from covered OREO as the loss sharing period expired during the period.

The provision for credit losses, excluding the provision for covered loan losses, totaled $8.7 million for the third quarter of 2015 compared to $9.7 million for the second quarter of 2015 and $6.0 million for the third quarter of 2014. The higher provision for credit losses in the third quarter of 2015 compared to the same period of 2014 was partly due to loan growth since the prior period.

Net charge-offs as a percentage of loans, excluding covered loans, for the third quarter of 2015 totaled 14 basis points on an annualized basis compared to ten basis points on an annualized basis in the second quarter of 2015 and 19 basis points on an annualized basis in the third quarter of 2014. Net charge-offs totaled $5.7 million in the third quarter of 2015, a $1.8 million increase from $3.9 million in the second quarter of 2015 and a $1.3 million decrease from $7.0 million in the third quarter of 2014.

Excluding the allowance for covered loan losses, the allowance for credit losses at September 30, 2015 totaled $103.9 million, or 0.64% of total loans, compared to $101.1 million, or 0.65% of total loans, at June 30, 2015 and $91.8 million, or 0.65% of total loans, at September 30, 2014. The allowance for unfunded lending-related commitments totaled $926,000 as of September 30, 2015 compared to $884,000 as of June 30, 2015 and $822,000 as of September 30, 2014.

Financial Performance Overview – Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Nine Months Ended
(In thousands, except per share data)		September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income		$38,355	$43,831	$40,224	$121,238	$113,265
Less: Preferred stock dividends and discount accretion		4,079	1,580	1,581	7,240	4,743
Net income applicable to common shares—Basic	(A)	34,276	42,251	38,643	113,998	108,522
Add: Dividends on convertible preferred stock, if dilutive		1,579	1,580	1,581	4,740	4,743
Net income applicable to common shares—Diluted	(B)	35,855	43,831	40,224	118,738	113,265
Weighted average common shares outstanding	(C)	48,158	47,567	46,639	47,658	46,453
Effect of dilutive potential common shares:
Common stock equivalents		978	1,085	1,166	1,070	1,274
Convertible preferred stock, if dilutive		3,071	3,071	3,075	3,071	3,075
Weighted average common shares and effect of dilutive potential common shares	(D)	52,207	51,723	50,880	51,799	50,802
Net income per common share:
Basic	(A/C)	$0.71	$0.89	$0.83	$2.39	$2.34
Diluted	(B/D)	$0.69	$0.85	$0.79	$2.29	$2.23

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends. Due to weighted average share differences, when stated on a quarter and year-to-date basis, the earnings per share for the year ended September 30, 2015 does not equal the sum of the respective earnings per share for the three quarters then ended.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Selected Financial Condition Data (at end of period):
Total assets	$22,043,930	$20,799,924	$19,169,345
Total loans, excluding loans held-for-sale and covered loans	16,316,211	15,513,650	14,052,059
Total deposits	18,228,469	17,082,418	16,065,246
Junior subordinated debentures	268,566	249,493	249,493
Total shareholders’ equity	2,335,736	2,264,982	2,028,508
Selected Statements of Income Data:
Net interest income	$165,540	$156,892	$151,670	$474,323	444,856
Net revenue (1)	230,493	233,905	209,622	680,830	602,439
Net income	38,355	43,831	40,224	121,238	113,265
Net income per common share – Basic	$0.71	$0.89	$0.83	$2.39	$2.34
Net income per common share – Diluted	$0.69	$0.85	$0.79	$2.29	$2.23
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.33%	3.41%	3.46%	3.39%	3.56%
Non-interest income to average assets	1.19%	1.52%	1.20%	1.34%	1.14%
Non-interest expense to average assets	2.93%	3.06%	2.87%	3.00%	2.92%
Net overhead ratio (2) (3)	1.74%	1.53%	1.67%	1.66%	1.78%
Efficiency ratio (2) (4)	69.02%	65.64%	65.76%	67.50%	66.65%
Return on average assets	0.70%	0.87%	0.83%	0.79%	0.82%
Return on average common equity	6.60%	8.38%	8.09%	7.53%	7.86%
Return on average tangible common equity (2)	8.88%	10.86%	10.59%	9.90%	10.25%
Average total assets	$21,688,450	$20,256,996	$19,127,346	$20,597,383	$18,474,609
Average total shareholders’ equity	2,310,511	2,156,128	2,020,903	2,194,384	1,972,425
Average loans to average deposits ratio (excluding covered loans)	91.9%	92.8%	90.1%	92.0%	90.0%
Average loans to average deposits ratio (including covered loans)	92.9%	94.0%	91.8%	93.2%	91.9%
Common Share Data at end of period:
Market price per common share	$53.43	$53.38	$44.67
Book value per common share (2)	$43.12	$42.24	$40.74
Tangible common book value per share (2)	$32.83	$33.02	$31.60
Common shares outstanding	48,336,870	47,677,257	46,691,047
Other Data at end of period:(8)
Leverage Ratio (5)	9.4%	9.8%	10.0%
Tier 1 capital to risk-weighted assets (5)	10.4%	10.7%	11.7%
Common equity Tier 1 capital to risk-weighted assets (5)	8.8%	9.0%	N/A
Total capital to risk-weighted assets (5)	12.7%	13.1%	13.1%
Tangible common equity ratio (TCE) (2)(7)	7.4%	7.7%	7.9%
Tangible common equity ratio, assuming full conversion of convertible preferred stock (2) (7)	8.0%	8.4%	8.6%
Allowance for credit losses (6)	$103,922	$101,088	$91,841
Non-performing loans	$85,976	$76,554	$81,070
Allowance for credit losses to total loans (6)	0.64%	0.65%	0.65%
Non-performing loans to total loans	0.53%	0.49%	0.58%
Number of:
Bank subsidiaries	15	15	15
Banking offices	160	147	139

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) September 30, 2015	December 31, 2014	(Unaudited) September 30, 2014
Assets
Cash and due from banks	$247,341	$225,136	$260,694
Federal funds sold and securities purchased under resale agreements	3,314	5,571	26,722
Interest bearing deposits with banks	701,106	998,437	620,370
Available-for-sale securities, at fair value	2,214,281	1,792,078	1,782,648
Trading account securities	3,312	1,206	6,015
Federal Home Loan Bank and Federal Reserve Bank stock	90,308	91,582	80,951
Brokerage customer receivables	28,293	24,221	26,624
Mortgage loans held-for-sale	347,005	351,290	363,303
Loans, net of unearned income, excluding covered loans	16,316,211	14,409,398	14,052,059
Covered loans	168,609	226,709	254,605
Total loans	16,484,820	14,636,107	14,306,664
Less: Allowance for loan losses	102,996	91,705	91,019
Less: Allowance for covered loan losses	2,918	2,131	2,655
Net loans	16,378,906	14,542,271	14,212,990
Premises and equipment, net	587,348	555,228	555,241
FDIC indemnification asset	—	11,846	27,359
Accrued interest receivable and other assets	667,036	501,882	494,213
Trade date securities receivable	277,981	485,534	285,627
Goodwill	472,166	405,634	406,604
Other intangible assets	25,533	18,811	19,984
Total assets	$22,043,930	$20,010,727	$19,169,345
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$4,705,994	$3,518,685	$3,253,477
Interest bearing	13,522,475	12,763,159	12,811,769
Total deposits	18,228,469	16,281,844	16,065,246
Federal Home Loan Bank advances	451,330	733,050	347,500
Other borrowings	259,978	196,465	51,483
Subordinated notes	140,000	140,000	140,000
Junior subordinated debentures	268,566	249,493	249,493
Trade date securities payable	617	3,828	—
Accrued interest payable and other liabilities	359,234	336,225	287,115
Total liabilities	19,708,194	17,940,905	17,140,837
Shareholders’ Equity:
Preferred stock	251,312	126,467	126,467
Common stock	48,422	46,881	46,766
Surplus	1,187,407	1,133,955	1,129,975
Treasury stock	(3,964)	(3,549)	(3,519)
Retained earnings	901,652	803,400	771,519
Accumulated other comprehensive loss	(49,093)	(37,332)	(42,700)
Total shareholders’ equity	2,335,736	2,069,822	2,028,508
Total liabilities and shareholders’ equity	$22,043,930	$20,010,727	$19,169,345

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Interest income
Interest and fees on loans	$167,831	$159,823	$156,534	$482,330	$455,548
Interest bearing deposits with banks	372	305	409	993	977
Federal funds sold and securities purchased under resale agreements	1	1	12	4	22
Available-for-sale securities	16,130	14,071	12,767	44,601	39,190
Trading account securities	19	51	20	83	34
Federal Home Loan Bank and Federal Reserve Bank stock	821	785	733	2,375	2,171
Brokerage customer receivables	205	205	201	591	610
Total interest income	185,379	175,241	170,676	530,977	498,552
Interest expense
Interest on deposits	12,436	11,996	12,298	36,246	35,980
Interest on Federal Home Loan Bank advances	2,458	1,812	2,641	6,426	7,989
Interest on other borrowings	1,045	787	200	2,620	1,460
Interest on subordinated notes	1,776	1,777	1,776	5,328	2,130
Interest on junior subordinated debentures	2,124	1,977	2,091	6,034	6,137
Total interest expense	19,839	18,349	19,006	56,654	53,696
Net interest income	165,540	156,892	151,670	474,323	444,856
Provision for credit losses	8,322	9,482	5,864	23,883	14,404
Net interest income after provision for credit losses	157,218	147,410	145,806	450,440	430,452
Non-interest income
Wealth management	18,243	18,476	17,659	54,819	52,694
Mortgage banking	27,887	36,007	26,691	91,694	66,923
Service charges on deposit accounts	7,403	6,474	6,084	20,174	17,118
(Losses) gains on available-for-sale securities, net	(98)	(24)	(153)	402	(522)
Fees from covered call options	2,810	4,565	2,107	11,735	4,893
Trading (losses) gains, net	(135)	160	293	(452)	(1,102)
Other	8,843	11,355	5,271	28,135	17,579
Total non-interest income	64,953	77,013	57,952	206,507	157,583
Non-interest expense
Salaries and employee benefits	97,749	94,421	85,976	282,300	247,873
Equipment	8,887	7,914	7,570	24,637	22,196
Occupancy, net	12,066	11,401	10,446	35,818	31,289
Data processing	8,127	6,081	4,765	19,656	14,023
Advertising and marketing	6,237	6,406	3,528	16,550	9,902
Professional fees	4,100	5,074	4,035	13,838	11,535
Amortization of other intangible assets	1,350	934	1,202	3,297	3,521
FDIC insurance	3,035	3,047	3,211	9,069	9,358
OREO expense, net	(367)	841	581	1,885	7,047
Other	18,790	18,178	17,186	54,539	46,662
Total non-interest expense	159,974	154,297	138,500	461,589	403,406
Income before taxes	62,197	70,126	65,258	195,358	184,629
Income tax expense	23,842	26,295	25,034	74,120	71,364
Net income	$38,355	$43,831	$40,224	$121,238	$113,265
Preferred stock dividends and discount accretion	4,079	1,580	1,581	7,240	4,743
Net income applicable to common shares	$34,276	$42,251	$38,643	$113,998	$108,522
Net income per common share - Basic	$0.71	$0.89	$0.83	$2.39	$2.34
Net income per common share - Diluted	$0.69	$0.85	$0.79	$2.29	$2.23
Cash dividends declared per common share	$0.11	$0.11	$0.10	$0.33	$0.30
Weighted average common shares outstanding	48,158	47,567	46,639	47,658	46,453
Dilutive potential common shares	4,049	4,156	4,241	4,141	4,349
Average common shares and dilutive common shares	52,207	51,723	50,880	51,799	50,802

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS
The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. In addition, certain operating measures and ratios are adjusted for acquisition related charges. These operating measures and ratios include operating net income, the efficiency ratio, the net overhead ratio, return on average assets, return on average common equity, return on average tangible common equity and net income per diluted common share. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers operating net income, which is reported net income excluding acquisition related charges, as a useful measure of operating performance. Acquisition related charges are specific costs incurred by the Company as a result of an acquisition that are not expected to continue in subsequent periods. The Company excludes acquisition related charges from reported net income as well as certain operating measures and ratios noted above to provide better comparability between periods.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars and shares in thousands)	2015	2015	2015	2014	2014	2015	2014
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$185,379	$175,241	$170,357	$172,715	$170,676	$530,977	$498,552
Taxable-equivalent adjustment:
- Loans	346	328	327	301	315	1,001	827
- Liquidity Management Assets	841	787	727	555	502	2,355	1,445
- Other Earning Assets	10	27	7	24	11	44	17
Interest Income - FTE	$186,576	$176,383	$171,418	$173,595	$171,504	$534,377	$500,841
(B) Interest Expense (GAAP)	19,839	18,349	18,466	18,996	19,006	56,654	53,696
Net interest income - FTE	$166,737	$158,034	$152,952	$154,599	$152,498	$477,723	$447,145
(C) Net Interest Income (GAAP) (A minus B)	$165,540	$156,892	$151,891	$153,719	$151,670	$474,323	$444,856
(D) Net interest margin (GAAP)	3.31%	3.39%	3.40%	3.44%	3.45%	3.36%	3.54%
Net interest margin - FTE	3.33%	3.41%	3.42%	3.46%	3.46%	3.39%	3.56%
(E) Efficiency ratio (GAAP)	69.38%	65.96%	68.23%	67.87%	66.02%	67.84%	66.90%
Efficiency ratio - FTE	69.02%	65.64%	67.90%	67.59%	65.76%	67.50%	66.65%
Efficiency ratio - Adjusted for acquisition related charges	66.67%	65.16%	67.56%	67.59%	65.76%	66.43%	66.65%
(F) Net Overhead Ratio (GAAP)	1.74%	1.53%	1.69%	1.76%	1.67%	1.66%	1.78%
Net Overhead Ratio - Adjusted for acquisition related charges	1.63%	1.51%	1.68%	1.76%	1.67%	1.61%	1.78%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,335,736	$2,264,982	$2,131,074	$2,069,822	$2,028,508
(G) Less: Convertible preferred stock	(126,312)	(126,312)	(126,427)	(126,467)	(126,467)
Less: Non-convertible preferred stock	(125,000)	(125,000)	—	—	—
Less: Intangible assets	(497,699)	(439,570)	(439,055)	(424,445)	(426,588)
(H) Total tangible common shareholders’ equity	$1,586,725	$1,574,100	$1,565,592	$1,518,910	$1,475,453
Total assets	$22,043,930	$20,799,924	$20,382,271	$20,010,727	$19,169,345
Less: Intangible assets	(497,699)	(439,570)	(439,055)	(424,445)	(426,588)
(I) Total tangible assets	$21,546,231	$20,360,354	$19,943,216	$19,586,282	$18,742,757
Tangible common equity ratio (H/I)	7.4%	7.7%	7.9%	7.8%	7.9%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((H-G)/I)	8.0%	8.4%	8.5%	8.4%	8.6%
Calculation of book value per share
Total shareholders’ equity	$2,335,736	$2,264,982	$2,131,074	$2,069,822	$2,028,508
Less: Preferred stock	(251,312)	(251,312)	(126,427)	(126,467)	(126,467)
(J) Total common equity	$2,084,424	$2,013,670	$2,004,647	$1,943,355	$1,902,041
(K) Actual common shares outstanding	48,337	47,677	47,390	46,805	46,691
Book value per common share (J/K)	$43.12	$42.24	$42.30	$41.52	$40.74
Tangible common book value per share (H/K)	$32.83	$33.02	$33.04	$32.45	$31.60

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars and shares in thousands)	2015	2015	2015	2014	2014	2015	2014
Calculation of return on average assets
(L) Net income	$38,355	$43,831	$39,052	$38,133	$40,224	$121,238	$113,265
Add: Acquisition related charges, net of tax	3,445	682	448	—	—	4,575	—
(M) Operating net income	41,800	44,513	39,500	38,133	40,224	125,813	113,265
(N) Total average assets	21,688,450	20,256,996	19,826,240	19,366,670	19,127,346	20,597,383	18,474,609
Return on average assets, annualized (L/N)	0.70%	0.87%	0.80%	0.78%	0.83%	0.79%	0.82%
Return on average assets, adjusted for acquisition related charges, annualized (M/N)	0.76%	0.88%	0.81%	0.78%	0.83%	0.82%	0.82%
Calculation of return on average common equity
(O) Net income applicable to common shares	34,276	42,251	37,471	36,553	38,643	113,998	108,522
(P) Add: Acquisition related charges, net of tax	3,445	682	448	—	—	4,575	—
(Q) Add: After-tax intangible asset amortization	833	597	615	722	739	2,046	2,159
(R) Tangible operating net income applicable to common shares	38,554	43,530	38,534	37,275	39,382	120,619	110,681
Total average shareholders' equity	2,310,511	2,156,128	2,114,356	2,057,855	2,020,903	2,194,384	1,972,425
Less: Average preferred stock	(251,312)	(134,586)	(126,445)	(126,467)	(126,467)	(171,238)	(126,472)
(S) Total average common shareholders' equity	2,059,199	2,021,542	1,987,911	1,931,388	1,894,436	2,023,146	1,845,953
Less: Average intangible assets	(490,583)	(439,455)	(436,456)	(425,834)	(419,125)	(455,787)	(402,848)
(T) Total average tangible common shareholders’ equity	1,568,616	1,582,087	1,551,455	1,505,554	1,475,311	1,567,359	1,443,105
Return on average common equity, annualized (O/S)	6.60%	8.38%	7.64%	7.51%	8.09%	7.53%	7.86%
Return on average common equity, adjusted for acquisition related charges, annualized ((O+P)/S)	7.26%	8.52%	7.73%	7.51%	8.09%	7.82%	7.86%
Return on average tangible common equity, annualized ((O+Q)/T)	8.88%	10.86%	9.96%	9.82%	10.59%	9.90%	10.25%
Return on average tangible common equity, adjusted for acquisition related charges, annualized (R/T)	9.73%	11.03%	10.07%	9.82%	10.59%	10.26%	10.25%
Calculation of net income per common share - diluted
(U) Net income applicable to common shares - Diluted	35,855	43,831	39,052	38,133	40,224	118,738	113,265
Add: Acquisition related charges, net of tax	3,445	682	448	—	—	4,575	—
(V) Net income applicable to common shares - Diluted, adjusted for acquisition related charges	39,300	44,513	39,500	38,133	40,224	123,313	113,265
Weighted average common shares and effect of dilutive potential common shares (W)	52,207	51,723	51,472	50,977	50,880	51,799	50,802
Net income per common share - Diluted (U/W)	0.69	0.85	0.76	0.75	0.79	2.29	2.23
Net income per common share - Diluted, adjusted for acquisition related charges (V/W)	0.75	0.86	0.77	0.75	0.79	2.38	2.23

LOANS
Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2015	December 31, 2014	September 30, 2014	From (1) December 31, 2014	From September 30, 2014
Balance:
Commercial	$4,400,185	$3,924,394	$3,689,671	16%	19%
Commercial real-estate	5,307,566	4,505,753	4,510,375	24	18
Home equity	797,465	716,293	720,058	15	11
Residential real-estate	571,743	483,542	470,319	24	22
Premium finance receivables - commercial	2,407,075	2,350,833	2,377,892	3	1
Premium finance receivables - life insurance	2,700,275	2,277,571	2,134,405	25	27
Consumer and other(2)	131,902	151,012	149,339	(17)	(12)
Total loans, net of unearned income, excluding covered loans	$16,316,211	$14,409,398	$14,052,059	18%	16%
Covered loans	168,609	226,709	254,605	(34)	(34)
Total loans, net of unearned income	$16,484,820	$14,636,107	$14,306,664	17%	15%
Mix:
Commercial	27%	26%	26%
Commercial real-estate	32	31	31
Home equity	5	5	5
Residential real-estate	3	3	3
Premium finance receivables - commercial	15	16	17
Premium finance receivables - life insurance	16	16	15
Consumer and other(2)	1	1	1
Total loans, net of unearned income, excluding covered loans	99%	98%	98%
Covered loans	1	2	2
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

(2)	Includes autos, boats, snowmobiles and other indirect consumer loans as well as short-term accounts receivable financing.

As of September 30, 2015		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial and industrial	$2,646,275	27.3%	$12,006	$—	$21,880
Franchise	222,001	2.3	—	—	3,145
Mortgage warehouse lines of credit	136,614	1.4	—	—	1,022
Community Advantage - homeowner associations	123,209	1.3	—	—	3
Aircraft	6,371	0.1	—	—	8
Asset-based lending	802,370	8.3	12	—	6,282
Tax exempt	232,667	2.4	—	—	1,303
Leases	205,786	2.1	—	—	169
Other	1,953	—	—	—	12
PCI - commercial loans (1)	22,939	0.2	—	217	166
Total commercial	$4,400,185	45.4%	$12,018	$217	$33,990
Commercial Real-Estate:
Residential construction	$61,271	0.6%	$—	$—	$753
Commercial construction	285,963	2.9	31	—	2,995
Land	79,076	0.8	1,756	—	2,550
Office	790,311	8.1	4,045	—	7,156
Industrial	636,124	6.6	11,637	—	5,521
Retail	785,842	8.1	2,022	—	5,254
Multi-family	687,659	7.1	1,525	—	6,959
Mixed use and other	1,820,328	18.7	7,601	—	12,079
PCI - commercial real-estate (1)	160,992	1.7	—	13,547	794
Total commercial real-estate	$5,307,566	54.6%	$28,617	$13,547	$44,061
Total commercial and commercial real-estate	$9,707,751	100.0%	$40,635	$13,764	$78,051

Commercial real-estate - collateral location by state:
Illinois	$4,053,531	76.4%
Wisconsin	577,231	10.9
Total primary markets	$4,630,762	87.3%
Florida	56,020	1.1
Arizona	9,677	0.2
Indiana	106,591	2.0
Other (no individual state greater than 0.6%)	504,516	9.4
Total	$5,307,566	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS
Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2015	December 31, 2014	September 30, 2014	From (1) December 31, 2014	From September 30, 2014
Balance:
Non-interest bearing	$4,705,994	$3,518,685	$3,253,477	45%	45%
NOW and interest bearing demand deposits	2,231,258	2,236,089	2,086,099	—	7
Wealth management deposits (2)	1,469,920	1,226,916	1,212,317	26	21
Money market	4,001,518	3,651,467	3,744,682	13	7
Savings	1,684,007	1,508,877	1,465,250	16	15
Time certificates of deposit	4,135,772	4,139,810	4,303,421	—	(4)
Total deposits	$18,228,469	$16,281,844	$16,065,246	16%	13%
Mix:
Non-interest bearing	26%	22%	20%
NOW and interest bearing demand deposits	12	14	13
Wealth management deposits (2)	8	8	8
Money market	22	22	23
Savings	9	9	9
Time certificates of deposit	23	25	27
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of September 30, 2015

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$2,177	$79,330	$144,798	$631,780	$858,085	0.53%
4-6 months	—	40,240	—	671,299	711,539	0.69%
7-9 months	36,504	27,980	—	511,261	575,745	0.63%
10-12 months	165,615	28,909	—	524,389	718,913	0.79%
13-18 months	—	23,819	—	613,561	637,380	0.96%
19-24 months	44,063	5,877	—	263,783	313,723	1.02%
24+ months	3,432	14,395	—	302,560	320,387	1.23%
Total	$251,791	$220,550	$144,798	$3,518,633	$4,135,772	0.77%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME
The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the third quarter of 2015 compared to the second quarter of 2015 (sequential quarters) and third quarter of 2014 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	June 30, 2015	September 30, 2014
Liquidity management assets(1)(2)(7)	$3,140,782	$2,709,176	$2,814,720	$18,165	$15,949	$14,423	2.29%	2.36%	2.03%
Other earning assets(2)(3)(7)	30,990	32,115	28,702	234	283	232	3.00	3.54	3.21
Loans, net of unearned income(2)(4)(7)	16,509,001	15,632,875	14,359,467	165,572	156,970	151,540	3.98	4.03	4.19
Covered loans	174,768	202,663	262,310	2,605	3,181	5,309	5.91	6.30	8.03
Total earning assets(7)	$19,855,541	$18,576,829	$17,465,199	$186,576	$176,383	$171,504	3.73%	3.81%	3.90%
Allowance for loan and covered loan losses	(106,091)	(101,211)	(96,463)
Cash and due from banks	251,289	236,242	237,402
Other assets	1,687,711	1,545,136	1,521,208
Total assets	$21,688,450	$20,256,996	$19,127,346

Interest-bearing deposits	$13,489,651	$13,115,453	$12,695,780	$12,436	$11,996	$12,298	0.37%	0.37%	0.38%
Federal Home Loan Bank advances	402,646	347,656	380,083	2,458	1,812	2,641	2.42	2.09	2.76
Other borrowings	272,782	193,660	54,653	1,045	787	200	1.52	1.63	1.45
Subordinated notes	140,000	140,000	140,000	1,776	1,777	1,776	5.08	5.07	5.07
Junior subordinated debentures	264,974	249,493	249,493	2,124	1,977	2,091	3.14	3.13	3.28
Total interest-bearing liabilities	$14,570,053	$14,046,262	$13,520,009	$19,839	$18,349	$19,006	0.54%	0.52%	0.56%
Non-interest bearing deposits	4,473,632	3,725,728	3,233,937
Other liabilities	334,254	328,878	352,497
Equity	2,310,511	2,156,128	2,020,903
Total liabilities and shareholders’ equity	$21,688,450	$20,256,996	$19,127,346
Interest rate spread(5)(7)							3.19%	3.29%	3.34%
Net free funds/contribution(6)	$5,285,488	$4,530,567	$3,945,190				0.14%	0.12%	0.12%
Net interest income/ margin(7)				$166,737	$158,034	$152,498	3.33%	3.41%	3.46%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and available-for-sale securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014 were $1.2 million, $1.1 million and $828,000, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

The following table presents a summary of Wintrust's average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014:

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Liquidity management assets(1)(2)(7)	$2,907,284	$2,690,422	$50,328	$43,805	2.31%	2.18%
Other earning assets(2)(3)(7)	30,286	28,363	718	661	3.17	3.12
Loans, net of unearned income(2)(4)(7)	15,730,009	13,786,669	473,857	437,030	4.03	4.24
Covered loans	197,069	293,349	9,474	19,345	6.43	8.82
Total earning assets(7)	$18,864,648	$16,798,803	$534,377	$500,841	3.79%	3.99%
Allowance for loan and covered loan losses	(101,440)	(101,624)
Cash and due from banks	245,745	231,199
Other assets	1,588,430	1,546,231
Total assets	$20,597,383	$18,474,609

Interest-bearing deposits	$13,158,498	$12,369,241	$36,246	$35,980	0.37%	0.39%
Federal Home Loan Bank advances	369,443	405,246	6,426	7,989	2.33	2.64
Other borrowings	220,763	148,549	2,620	1,460	1.59	1.31
Subordinated notes	140,000	56,410	5,328	2,130	5.07	5.03
Junior subordinated debentures	254,710	249,493	6,034	6,137	3.12	3.24
Total interest-bearing liabilities	$14,143,414	$13,228,939	$56,654	$53,696	0.53%	0.54%
Non-interest bearing deposits	3,931,194	2,948,961
Other liabilities	328,391	324,284
Equity	2,194,384	1,972,425
Total liabilities and shareholders’ equity	$20,597,383	$18,474,609
Interest rate spread(5)(7)					3.26%	3.45%
Net free funds/contribution(6)	$4,721,234	$3,569,864			0.13%	0.11%
Net interest income/ margin(7)			$477,723	$447,145	3.39%	3.56%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)	Interest income on tax-advantaged loans, trading securities and available-for-sale securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the nine months ended September 30, 2015, and September 30, 2014 were $3.4 million and $2.3 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio

Interest Rate Sensitivity
As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.
The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at September 30, 2015, June 30, 2015 and September 30, 2014 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2015	15.6%	8.0%	(11.1)%
June 30, 2015	14.8%	7.3%	(10.5)%
September 30, 2014	13.7%	6.2%	(11.1)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2015	6.7%	3.6%	(4.0)%
June 30, 2015	6.4%	3.3%	(4.0)%
September 30, 2014	5.0%	2.6%	(5.0)%
These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

NON-INTEREST INCOME
The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2015 compared to Q2 2015		Q3 2015 compared to Q3 2014
(Dollars in thousands)	2015	2015	2014	$ Change	% Change	$ Change	% Change
Brokerage	$6,579	$6,750	$7,185	$(171)	(3)%	$(606)	(8)%
Trust and asset management	11,664	11,726	10,474	(62)	(1)	1,190	11
Total wealth management	18,243	18,476	17,659	(233)	(1)	584	3
Mortgage banking	27,887	36,007	26,691	(8,120)	(23)	1,196	4
Service charges on deposit accounts	7,403	6,474	6,084	929	14	1,319	22
(Losses) gains on available-for-sale securities, net	(98)	(24)	(153)	(74)	NM	55	(36)
Fees from covered call options	2,810	4,565	2,107	(1,755)	(38)	703	33
Trading (losses) gains, net	(135)	160	293	(295)	NM	(428)	NM
Other:
Interest rate swap fees	2,606	2,347	1,207	259	11	1,399	NM
BOLI	212	2,180	652	(1,968)	(90)	(440)	(67)
Administrative services	1,072	1,053	990	19	2	82	8
Miscellaneous	4,953	5,775	2,422	(822)	(14)	2,531	NM
Total Other	8,843	11,355	5,271	(2,512)	(22)	3,572	68
Total Non-Interest Income	$64,953	$77,013	$57,952	$(12,060)	(16)%	$7,001	12%
NM - Not Meaningful

	Nine Months Ended
	September 30,	September 30,	Q3 2015 compared to Q3 2014
(Dollars in thousands)	2015	2014	$ Change	% Change
Brokerage	$20,181	$22,546	$(2,365)	(10)%
Trust and asset management	34,638	30,148	4,490	15
Total wealth management	54,819	52,694	2,125	4
Mortgage banking	91,694	66,923	24,771	37
Service charges on deposit accounts	20,174	17,118	3,056	18
Gains (losses) on available-for-sale securities, net	402	(522)	924	NM
Fees from covered call options	11,735	4,893	6,842	NM
Trading losses, net	(452)	(1,102)	650	(59)
Other:
Interest rate swap fees	7,144	3,350	3,794	NM
BOLI	3,158	2,039	1,119	55
Administrative services	3,151	2,786	365	13
Miscellaneous	14,682	9,404	5,278	56
Total Other	28,135	17,579	10,556	60
Total Non-Interest Income	$206,507	$157,583	$48,924	31%

The significant changes in non-interest income for the quarter ended September 30, 2015 compared to the quarters ended June 30, 2015 and September 30, 2014 are discussed below.

Wealth management revenue totaled $18.2 million in the third quarter of 2015 compared to $18.5 million in the second quarter of 2015, a decrease of 1%, and $17.7 million in the third quarter of 2014, an increase of 3%. The decrease during the current period as compared to the second quarter of 2015 is primarily attributable to volatile market conditions and lower customer trading activity in the current quarter. The increase during the current period as compared to the third quarter of 2014 is primarily attributable to growth in assets under management due to new customers. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

For the quarter ended September 30, 2015, mortgage banking revenue totaled $27.9 million, a decrease of $8.1 million, or 23%, when compared to the second quarter of 2015, and an increase of $1.2 million, or 4%, when compared to the third quarter of 2014. The decrease in mortgage banking revenue in the third quarter of 2015 as compared to the second quarter of 2015 resulted primarily from lower origination volumes in the current quarter. Mortgage loans originated or purchased for sale were $973.7 million in the current quarter as compared to $1.2 billion in the second quarter of 2015 and $904.8 million in the third quarter of 2014. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

Service charges on deposit accounts totaled $7.4 million in the third quarter of 2015, an increase of $929,000 and $1.3 million compared to the quarters ended June 30, 2015 and September 30, 2014, respectively. The increase in the current quarter is mostly a result of higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative and recent acquisitions.

Fees from covered call option transactions totaled $2.8 million for the third quarter of 2015, compared to $4.6 million for the second quarter of 2015 and $2.1 million for the third quarter of 2014. The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has effectively entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options decreased in the current quarter compared to the second quarter of 2015 primarily as a result of selling call options against a smaller value of underlying securities resulting in lower premiums received by the Company. There were no outstanding call option contracts at September 30, 2015, June 30, 2015 and September 30, 2014.

The Company recognized $135,000 of trading losses in the third quarter of 2015 compared to trading gains of $160,000 in the second quarter of 2015 and trading gains of $293,000 in the third quarter of 2014. Trading gains and losses recorded by the Company primarily result from fair value adjustments related to interest rate derivatives not designated as accounting hedges, primarily interest rate cap instruments that the Company uses to manage interest rate risk, specifically in the event of future increases in short-term interest rates. The change in value of the cap derivatives reflects the present value of expected cash flows over the remaining life of the caps. These expected cash flows are derived from the expected path for and a measure of volatility for short-term interest rates.

Other non-interest income totaled $8.8 million in the third quarter of 2015 compared to $11.4 million in the second quarter of 2015 and $5.3 million in the third quarter of 2014. Other non-interest income decreased in the third quarter of 2015 as compared to the second quarter of 2015, primarily due to lower net gains on partnership investments in the current quarter and from the Company recognizing a $1.5 million BOLI death benefit in the second quarter of 2015. Other non-interest income increased in the third quarter of 2015 as compared to the third quarter of 2014, primarily due to an increase in swap fee revenues resulting from interest rate hedging transactions related to both customer-based trades and the related matched trades with inter-bank dealer counterparties as well as higher net gains on partnership investments.

NON-INTEREST EXPENSE
The following table presents non-interest expense by category for the periods present:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2015 compared to Q2 2015		Q3 2015 compared to Q3 2014
(Dollars in thousands)	2015	2015	2014	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$53,028	$46,617	$45,471	$6,411	14%	$7,557	17%
Commissions and incentive compensation	30,035	33,387	27,885	(3,352)	(10)	2,150	8
Benefits	14,686	14,417	12,620	269	2	2,066	16
Total salaries and employee benefits	97,749	94,421	85,976	3,328	4	11,773	14
Equipment	8,887	7,914	7,570	973	12	1,317	17
Occupancy, net	12,066	11,401	10,446	665	6	1,620	16
Data processing	8,127	6,081	4,765	2,046	34	3,362	71
Advertising and marketing	6,237	6,406	3,528	(169)	(3)	2,709	77
Professional fees	4,100	5,074	4,035	(974)	(19)	65	2
Amortization of other intangible assets	1,350	934	1,202	416	45	148	12
FDIC insurance	3,035	3,047	3,211	(12)	—	(176)	(5)
OREO expense, net	(367)	841	581	(1,208)	NM	(948)	NM
Other:
Commissions - 3rd party brokers	1,364	1,403	1,621	(39)	(3)	(257)	(16)
Postage	1,927	1,578	1,427	349	22	500	35
Miscellaneous	15,499	15,197	14,138	302	2	1,361	10
Total other	18,790	18,178	17,186	612	3	1,604	9
Total Non-Interest Expense	$159,974	$154,297	$138,500	$5,677	4%	$21,474	16%

	Nine months ended
	September 30,	September 30,	$	%
(Dollars in thousands)	2015	2014	Change	Change
Salaries and employee benefits:
Salaries	$146,493	$132,556	$13,937	11%
Commissions and incentive compensation	88,916	74,816	14,100	19
Benefits	46,891	40,501	6,390	16
Total salaries and employee benefits	282,300	247,873	34,427	14
Equipment	24,637	22,196	2,441	11
Occupancy, net	35,818	31,289	4,529	14
Data processing	19,656	14,023	5,633	40
Advertising and marketing	16,550	9,902	6,648	67
Professional fees	13,838	11,535	2,303	20
Amortization of other intangible assets	3,297	3,521	(224)	(6)
FDIC insurance	9,069	9,358	(289)	(3)
OREO expense, net	1,885	7,047	(5,162)	(73)
Other:
Commissions - 3rd party brokers	4,153	4,911	(758)	(15)
Postage	5,138	4,321	817	19
Miscellaneous	45,248	37,430	7,818	21
Total other	54,539	46,662	7,877	17
Total Non-Interest Expense	$461,589	$403,406	$58,183	14%

The significant changes in non-interest expense for the quarter ended September 30, 2015 compared to the quarters ended June 30, 2015 and September 30, 2014 are discussed below.

Salaries and employee benefits expense increased $3.3 million, or 4%, in the third quarter of 2015 compared to the second quarter of 2015. In addition to acquisition related charges of $1.7 million, the increase was primarily a result of a $5.1 million increase in salaries as a result of various acquisitions and additional staffing as the Company grows, partially offset by a $3.6 million decrease in commissions and incentive compensation primarily attributable to lower commissions as a result of decreased mortgage loan origination volume. Salaries and employee benefits expense increased $11.8 million, or 14%, compared to the third quarter of 2014 primarily as a result of the $1.7 million in acquisition related charges during the period as well as an additional $6.2 million increase in salaries as a result of various acquisitions and additional staffing as the Company grows, a $1.9 million increase in commissions and incentive compensation primarily attributable to higher commissions as a result of increased mortgage loan origination volume, and a $2.0 million increase in employee benefits resulting from higher insurance costs.

Equipment expense totaled $8.9 million for the third quarter of 2015, an increase of $973,000 compared to the second quarter of 2015 and an increase of $1.3 million compared to the third quarter of 2014. The increase in the current quarter compared to the prior year quarter is primarily related to the impact of the recent acquisitions and increased software license fees and higher depreciation as a result of equipment purchases. Equipment expense includes depreciation on equipment, maintenance and repairs, equipment rental and software license fees.

Occupancy expense for the third quarter of 2015 was $12.1 million, an increase of $665,000, or 6%, compared to the second quarter of 2015 and an increase of $1.6 million, or 16%, compared to the same period in 2014. Occupancy expense increased in the current quarter compared to the prior quarter due to property taxes and additional depreciation expenses on owned locations, including those obtained in the Company's acquisitions. The increase in the current quarter as compared to the prior year quarter is primarily the result of increased rent expense on leased properties as well as additional depreciation expenses on owned locations including those obtained in the Company's acquisitions. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for leased premises.

Data processing expenses totaled $8.1 million in the third quarter of 2015 compared to $6.1 million recorded in the second quarter of 2015 and $4.8 million recorded in the third quarter of 2014. The amount of data processing expenses incurred increased due to $2.7 million and $653,000 of additional expenses recorded in the third quarter of 2015 and the second quarter of 2015, respectively, related to bank acquisition transactions as well as overall growth of loan and deposit accounts.

Advertising and marketing expenses totaled $6.2 million in the third quarter of 2015, a decrease of $169,000 compared to the second quarter of 2015 and an increase of $2.7 million compared to the third quarter of 2014. The increase in the current quarter compared to the prior year quarter relates primarily to expenses for community-related advertisements and sponsorships. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

Professional fees for the third quarter of 2015 were $4.1 million, compared to $5.1 million for the second quarter of 2015 and $4.0 million in the third quarter of 2014. The decrease in professional fees in the current quarter as compared to the second quarter of 2015 is due to a decrease in legal expenses, including legal fees incurred in connection with acquisitions as well as lower professional tax preparation fees. The majority of legal work for the acquisitions completed early in the third quarter of 2015 was performed in prior quarters of 2015. These acquisition related professional fees totaled $335,000 in the third quarter of 2015 compared to $417,000 in the second quarter of 2015. Professional fees include legal, audit and tax fees, external loan review costs and normal regulatory exam assessments.

OREO expense totaled $(367,000) in the third quarter of 2015 compared to OREO expense of $841,000 recorded in the second quarter of 2015 and $581,000 recorded in the third quarter of 2014. OREO expense was lower in the current quarter compared to the quarter ended June 30, 2015 and September 30, 2014 primarily due to higher gains recorded on non-covered OREO sales in the current quarter and lower expenses to maintain OREO properties. OREO costs include all costs related to obtaining, maintaining and selling other real estate owned properties.

Miscellaneous expense in the third quarter of 2015 increased $302,000, or 2%, compared to the quarter ended June 30, 2015 and increased $1.4 million, or 10%, compared to the quarter ended September 30, 2014. The increase in the current quarter as compared to the prior year quarter is primarily a result of higher travel and entertainment expenses and increased costs related to insurance and donations. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Allowance for loan losses at beginning of period	$100,204	$94,446	$92,253	$91,705	$96,922
Provision for credit losses	8,665	9,701	6,028	24,551	16,145
Other adjustments	(153)	(93)	(335)	(494)	(588)
Reclassification from (to) allowance for unfunded lending-related commitments	(42)	4	62	(151)	(102)
Charge-offs:
Commercial	964	1,243	832	2,884	3,864
Commercial real estate	1,948	856	4,510	3,809	11,354
Home equity	1,116	1,847	748	3,547	3,745
Residential real estate	1,138	923	205	2,692	1,120
Premium finance receivables - commercial	1,595	1,526	1,557	4,384	4,259
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	116	115	250	342	636
Total charge-offs	6,877	6,510	8,102	17,658	24,978
Recoveries:
Commercial	462	285	296	1,117	883
Commercial real estate	213	1,824	275	2,349	762
Home equity	42	39	99	129	478
Residential real estate	136	16	111	228	316
Premium finance receivables - commercial	278	458	289	1,065	920
Premium finance receivables - life insurance	16	—	1	16	5
Consumer and other	52	34	42	139	256
Total recoveries	1,199	2,656	1,113	5,043	3,620
Net charge-offs	(5,678)	(3,854)	(6,989)	(12,615)	(21,358)
Allowance for loan losses at period end	$102,996	$100,204	$91,019	$102,996	$91,019
Allowance for unfunded lending-related commitments at period end	926	884	822	926	822
Allowance for credit losses at period end	$103,922	$101,088	$91,841	$103,922	$91,841
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.05%	0.09%	0.06%	0.06%	0.11%
Commercial real estate	0.13	(0.08)	0.38	0.04	0.33
Home equity	0.55	1.01	0.36	0.62	0.61
Residential real estate	0.42	0.39	0.05	0.37	0.15
Premium finance receivables - commercial	0.21	0.18	0.20	0.18	0.19
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.17	0.23	0.49	0.17	0.30
Total loans, net of unearned income, excluding covered loans	0.14%	0.10%	0.19%	0.11%	0.21%
Net charge-offs as a percentage of the provision for credit losses	65.53%	39.73%	115.95%	51.39%	132.29%
Loans at period-end, excluding covered loans	$16,316,211	$15,513,650	$14,052,059
Allowance for loan losses as a percentage of loans at period end	0.63%	0.65%	0.65%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.65%	0.65%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

The provision for credit losses, excluding the provision for covered loan losses, totaled $8.7 million for the third quarter of 2015 compared to $9.7 million for the second quarter of 2015 and $6.0 million for the third quarter of 2014. The higher provision for credit losses in the third quarter of 2015 compared to the same period of 2014 was primarily due to loan growth since the prior period.

Net charge-offs as a percentage of loans, excluding covered loans, for the third quarter of 2015 totaled 14 basis points on an annualized basis compared to ten basis points on an annualized basis in the second quarter of 2015 and 19 basis points on an annualized basis in the third quarter of 2014. Net charge-offs totaled $5.7 million in the third quarter of 2015, a $1.8 million increase from $3.9 million in the second quarter of 2015 and a $1.3 million decrease from $7.0 million in the third quarter of 2014.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.
The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.
The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Provision for loan losses	$8,623	$9,705	$6,090	$24,400	$16,043
Provision for unfunded lending-related commitments	42	(4)	(62)	151	102
Provision for covered loan losses	(343)	(219)	(164)	(668)	(1,741)
Provision for credit losses	$8,322	$9,482	$5,864	$23,883	$14,404

			Period End
			September 30,	June 30,	September 30,
			2015	2015	2014
Allowance for loan losses			$102,996	$100,204	$91,019
Allowance for unfunded lending-related commitments			926	884	822
Allowance for covered loan losses			2,918	2,215	2,655
Allowance for credit losses			$106,840	$103,303	$94,496

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of September 30, 2015 and June 30, 2015.

	As of September 30, 2015
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$2,579,208	$21,875	0.85%
Asset-based lending	797,301	6,282	0.79
Tax exempt	230,878	1,303	0.56
Leases	205,612	169	0.08
Other	1,953	12	0.61
Commercial real-estate:(1)
Residential construction	60,072	753	1.25
Commercial construction	283,689	2,995	1.06
Land	73,923	2,550	3.45
Office	762,734	7,154	0.94
Industrial	614,619	5,515	0.90
Retail	753,009	5,254	0.70
Multi-family	650,287	6,951	1.07
Mixed use and other	1,517,265	12,077	0.80
Home equity(1)	694,203	12,205	1.76
Residential real-estate(1)	518,756	4,580	0.88
Total core loan portfolio	$9,743,509	$89,675	0.92%
Commercial:
Franchise	$222,001	$3,145	1.42%
Mortgage warehouse lines of credit	136,614	1,022	0.75
Community Advantage - homeowner associations	123,209	3	—
Aircraft	6,371	8	0.13
Purchased non-covered commercial loans (2)	97,038	171	0.18
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	591,968	812	0.14
Purchased non-covered home equity (2)	103,262	18	0.02
Purchased non-covered residential real-estate (2)	52,987	6	0.01
Premium finance receivables
U.S. commercial insurance loans	2,127,969	5,458	0.26
Canada commercial insurance loans (2)	279,106	583	0.21
Life insurance loans (1)	2,326,689	1,040	0.04
Purchased life insurance loans (2)	373,586	—	—
Consumer and other (1)	127,011	1,054	0.83
Purchased non-covered consumer and other (2)	4,891	1	0.02
Total consumer, niche and purchased loan portfolio	$6,572,702	$13,321	0.20%
Total loans, net of unearned income, excluding covered loans	$16,316,211	$102,996	0.63%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$30,405
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$133,401	0.82%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of June 30, 2015
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$2,486,860	$21,691	0.87%
Asset-based lending	830,378	6,382	0.77
Tax exempt	198,520	1,186	0.60
Leases	187,630	166	0.09
Other	2,772	20	0.72
Commercial real-estate:(1)
Residential construction	56,500	687	1.22
Commercial construction	247,982	2,656	1.07
Land	81,630	2,513	3.08
Office	726,155	7,127	0.98
Industrial	608,566	4,524	0.74
Retail	718,990	5,002	0.70
Multi-family	634,144	7,172	1.13
Mixed use and other	1,466,366	12,164	0.83
Home equity(1)	692,692	12,270	1.77
Residential real-estate(1)	469,265	4,966	1.06
Total core loan portfolio	$9,408,450	$88,526	0.94%
Commercial:
Franchise	$228,599	$1,852	0.81%
Mortgage warehouse lines of credit	213,797	1,571	0.73
Community Advantage - homeowner associations	114,883	3	—
Aircraft	6,831	9	0.13
Purchased non-covered commercial loans (2)	60,074	20	0.03
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	310,257	353	0.11
Purchased non-covered home equity (2)	19,658	18	0.09
Purchased non-covered residential real-estate (2)	33,750	53	0.16
Premium finance receivables
U.S. commercial insurance loans	2,163,089	5,502	0.25
Canada commercial insurance loans (2)	297,319	620	0.21
Life insurance loans (1)	2,153,155	799	0.04
Purchased life insurance loans (2)	384,320	—	—
Consumer and other (1)	115,675	877	0.76
Purchased non-covered consumer and other (2)	3,793	1	0.03
Total consumer, niche and purchased loan portfolio	$6,105,200	$11,678	0.19%
Total loans, net of unearned income, excluding covered loans	$15,513,650	$100,204	0.65%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$14,474
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$114,678	0.74%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of September 30, 2015 and June 30, 2015.

The decrease in the allowance for loan losses to core loans in the third quarter of 2015 compared to the second quarter of 2015 was attributable to a decrease in required ASC 310 reserves (specific reserves) within the core portfolio.

Current credit quality metrics are comparable to the pre-credit crisis levels reported between 2005 and 2008. However, we are able to carry a slightly lower ratio of allowance for loan losses to total loans than during the pre-credit crisis period as the result of the fact that the mix of the Company's loan portfolio is now more heavily weighted toward niche and purchased loans which historically require lower reserves. The niche and purchased components of our total loan portfolio now comprise 40% as compared to 23% of the total loan portfolio at December 31, 2005. Our current loan portfolio is comprised of a core portion totaling $9.7 billion with a 0.92% of allowance for loan losses and a niche and purchased component totaling $6.6 billion that requires 0.20% of allowance for loan losses.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses. For analysis purposes, the Company has combined the non-accretable credit discounts recorded on purchased loans with the total allowance for loan losses in the previous tables to present the total credit reserves available on its loan portfolio. The total allowance for loan losses and non-accretable credit discounts on purchased loans was 0.82% of the total loan portfolio as of September 30, 2015 as compared to 0.74% as of June 30, 2015. The Company expects the total allowance for loan losses and non-accretable credit discounts on purchased loans to total loans ratio to increase in periods that have acquisitions and decrease in periods without acquisitions, based on the performance of the purchased loan portfolios.

The table below shows the aging of the Company’s loan portfolio at September 30, 2015:

		90+ days	60-89	30-59
As of September 30, 2015		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$12,006	$—	$2,731	$9,331	$2,622,207	$2,646,275
Franchise	—	—	80	376	221,545	222,001
Mortgage warehouse lines of credit	—	—	—	—	136,614	136,614
Community Advantage - homeowners association	—	—	44	—	123,165	123,209
Aircraft	—	—	—	378	5,993	6,371
Asset-based lending	12	—	1,313	247	800,798	802,370
Tax exempt	—	—	—	—	232,667	232,667
Leases	—	—	—	89	205,697	205,786
Other	—	—	—	—	1,953	1,953
PCI - commercial (1)	—	217	—	39	22,683	22,939
Total commercial	12,018	217	4,168	10,460	4,373,322	4,400,185
Commercial real-estate
Residential construction	—	—	—	1,141	60,130	61,271
Commercial construction	31	—	—	2,394	283,538	285,963
Land	1,756	—	—	2,207	75,113	79,076
Office	4,045	—	10,861	2,362	773,043	790,311
Industrial	11,637	—	786	897	622,804	636,124
Retail	2,022	—	1,536	821	781,463	785,842
Multi-family	1,525	—	512	744	684,878	687,659
Mixed use and other	7,601	—	2,340	12,871	1,797,516	1,820,328
PCI - commercial real-estate (1)	—	13,547	299	583	146,563	160,992
Total commercial real-estate	28,617	13,547	16,334	24,020	5,225,048	5,307,566
Home equity	8,365	—	811	4,124	784,165	797,465
Residential real estate	14,557	—	1,017	1,195	551,292	568,061
PCI - residential real estate (1)	—	424	323	411	2,524	3,682
Premium finance receivables
Commercial insurance loans	13,751	8,231	6,664	13,659	2,364,770	2,407,075
Life insurance loans	—	—	9,656	2,627	2,314,406	2,326,689
PCI - life insurance loans (1)	—	—	—	—	373,586	373,586
Consumer and other	297	140	56	935	130,474	131,902
Total loans, net of unearned income, excluding covered loans	$77,605	$22,559	$39,029	$57,431	$16,119,587	$16,316,211
Covered loans	6,540	7,626	1,392	802	152,249	168,609
Total loans, net of unearned income	$84,145	$30,185	$40,421	$58,233	$16,271,836	$16,484,820

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of September 30, 2015 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.5%	—%	0.1%	0.4%	99.0%	100.0%
Franchise	—	—	—	0.2	99.8	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	5.9	94.1	100.0
Asset-based lending	—	—	0.2	—	99.8	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	0.9	—	0.2	98.9	100.0
Total commercial	0.3	—	0.1	0.2	99.4	100.0
Commercial real-estate
Residential construction	—	—	—	1.9	98.1	100.0
Commercial construction	—	—	—	0.8	99.2	100.0
Land	2.2	—	—	2.8	95.0	100.0
Office	0.5	—	1.4	0.3	97.8	100.0
Industrial	1.8	—	0.1	0.1	98.0	100.0
Retail	0.3	—	0.2	0.1	99.4	100.0
Multi-family	0.2	—	0.1	0.1	99.6	100.0
Mixed use and other	0.4	—	0.1	0.7	98.8	100.0
PCI - commercial real-estate (1)	—	8.4	0.2	0.4	91.0	100.0
Total commercial real-estate	0.5	0.3	0.3	0.5	98.4	100.0
Home equity	1.0	—	0.1	0.5	98.4	100.0
Residential real estate	2.6	—	0.2	0.2	97.0	100.0
PCI - residential real estate(1)	—	11.5	8.8	11.2	68.5	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.4	0.3	0.6	98.1	100.0
Life insurance loans	—	—	0.4	0.1	99.5	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.2	0.1	—	0.7	99.0	100.0
Total loans, net of unearned income, excluding covered loans	0.5%	0.1%	0.2%	0.4%	98.8%	100.0%
Covered loans	3.9	4.5	0.8	0.5	90.3	100.0
Total loans, net of unearned income	0.5%	0.2%	0.2%	0.4%	98.7%	100.0%
As of September 30, 2015, $39.0 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $57.4 million, or 0.4%, were 30 to 59 days (or one payment) past due. As of June 30, 2015, $21.0 million of all loans, excluding covered loans, or 0.1%, were 60 to 89 days past due and $52.2 million, or 0.3%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.
The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at September 30, 2015 that are current with regard to the contractual terms of the loan agreement represent 98.4% of the total home equity portfolio. Residential real estate loans at September 30, 2015 that are current with regards to the contractual terms of the loan agreements comprise 96.9% of total residential real estate loans outstanding, which includes purchased non-covered residential real-estate.

The table below shows the aging of the Company’s loan portfolio at June 30, 2015:

		90+ days	60-89	30-59
As of June 30, 2015		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$4,424	$—	$1,846	$6,027	$2,522,162	$2,534,459
Franchise	905	—	113	396	227,185	228,599
Mortgage warehouse lines of credit	—	—	—	—	213,797	213,797
Community Advantage - homeowners association	—	—	—	—	114,883	114,883
Aircraft	—	—	—	—	6,831	6,831
Asset-based lending	—	—	1,767	7,423	823,265	832,455
Tax exempt	—	—	—	—	199,185	199,185
Leases	65	—	—	—	187,565	187,630
Other	—	—	—	—	2,772	2,772
PCI - commercial(1)	—	474	—	233	9,026	9,733
Total commercial	5,394	474	3,726	14,079	4,306,671	4,330,344
Commercial real-estate
Residential construction	—	—	—	4	57,598	57,602
Commercial construction	19	—	—	—	249,524	249,543
Land	2,035	—	1,123	2,399	82,280	87,837
Office	6,360	701	163	2,601	744,992	754,817
Industrial	2,568	—	18	484	624,337	627,407
Retail	2,352	—	896	2,458	744,285	749,991
Multi-family	1,730	—	933	223	665,562	668,448
Mixed use and other	8,119	—	2,405	3,752	1,577,846	1,592,122
PCI - commercial real-estate (1)	—	15,646	3,490	2,798	40,889	62,823
Total commercial real-estate	23,183	16,347	9,028	14,719	4,787,313	4,850,590
Home equity	5,695	—	511	3,365	702,779	712,350
Residential real estate	16,631	—	2,410	1,205	480,427	500,673
PCI - residential real estate (1)	—	264	84	—	1,994	2,342
Premium finance receivables
Commercial insurance loans	15,156	9,053	5,048	11,071	2,420,080	2,460,408
Life insurance loans	—	351	—	6,823	2,145,981	2,153,155
PCI - life insurance loans (1)	—	—	—	—	384,320	384,320
Consumer and other	280	110	196	919	117,963	119,468
Total loans, net of unearned income, excluding covered loans	$66,339	$26,599	$21,003	$52,181	$15,347,528	$15,513,650
Covered loans	6,353	10,030	1,333	1,720	173,974	193,410
Total loans, net of unearned income	$72,692	$36,629	$22,336	$53,901	$15,521,502	$15,707,060

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of June 30, 2015 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.2%	—%	0.1%	0.2%	99.5%	100.0%
Franchise	0.4	—	—	0.2	99.4	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	—	—	0.2	0.9	98.9	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	4.9	—	2.4	92.7	100.0
Total commercial	0.1	—	0.1	0.3	99.5	100.0
Commercial real-estate
Residential construction	—	—	—	—	100.0	100.0
Commercial construction	—	—	—	—	100.0	100.0
Land	2.3	—	1.3	2.7	93.7	100.0
Office	0.8	0.1	—	0.3	98.8	100.0
Industrial	0.4	—	—	0.1	99.5	100.0
Retail	0.3	—	0.1	0.3	99.3	100.0
Multi-family	0.3	—	0.1	—	99.6	100.0
Mixed use and other	0.5	—	0.2	0.2	99.1	100.0
PCI - commercial real-estate (1)	—	24.9	5.6	4.5	65.0	100.0
Total commercial real-estate	0.5	0.3	0.2	0.3	98.7	100.0
Home equity	0.8	—	0.1	0.5	98.6	100.0
Residential real estate	3.3	—	0.5	0.2	96.0	100.0
PCI - residential real estate (1)	—	11.3	3.6	—	85.1	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.5	0.2	0.4	98.3	100.0
Life insurance loans	—	—	—	0.3	99.7	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.2	0.1	0.2	0.8	98.7	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.2%	0.1%	0.3%	99.0%	100.0%
Covered loans	3.3	5.2	0.7	0.9	89.9	100.0
Total loans, net of unearned income	0.5%	0.2%	0.1%	0.3%	98.9%	100.0%

Non-performing Assets, excluding covered assets
The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2015	2015	2014
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$—
Commercial real-estate	—	701	—
Home equity	—	—	—
Residential real-estate	—	—	—
Premium finance receivables - commercial	8,231	9,053	7,115
Premium finance receivables - life insurance	—	351	—
Consumer and other	140	110	175
Total loans past due greater than 90 days and still accruing	8,371	10,215	7,290
Non-accrual loans(2):
Commercial	12,018	5,394	10,455
Commercial real-estate	28,617	23,183	27,363
Home equity	8,365	5,695	5,696
Residential real-estate	14,557	16,631	15,730
Premium finance receivables - commercial	13,751	15,156	14,110
Premium finance receivables - life insurance	—	—	—
Consumer and other	297	280	426
Total non-accrual loans	77,605	66,339	73,780
Total non-performing loans:
Commercial	12,018	5,394	10,455
Commercial real-estate	28,617	23,884	27,363
Home equity	8,365	5,695	5,696
Residential real-estate	14,557	16,631	15,730
Premium finance receivables - commercial	21,982	24,209	21,225
Premium finance receivables - life insurance	—	351	—
Consumer and other	437	390	601
Total non-performing loans	$85,976	$76,554	$81,070
Other real estate owned	29,053	33,044	41,506
Other real estate owned - from acquisitions	22,827	9,036	8,871
Other repossessed assets	193	231	292
Total non-performing assets	$138,049	$118,865	$131,739
TDRs performing under the contractual terms of the loan agreement	$49,173	$52,174	$69,868
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.27%	0.12%	0.28%
Commercial real-estate	0.54	0.49	0.61
Home equity	1.05	0.80	0.79
Residential real-estate	2.55	3.31	3.34
Premium finance receivables - commercial	0.91	0.98	0.89
Premium finance receivables - life insurance	—	0.01	—
Consumer and other	0.33	0.33	0.40
Total loans, net of unearned income	0.53%	0.49%	0.58%
Total non-performing assets as a percentage of total assets	0.63%	0.57%	0.69%
Allowance for loan losses as a percentage of total non-performing loans	119.79%	130.89%	112.27%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $10.1 million, $10.6 million, and $13.5 million as of September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

Non-performing Commercial and Commercial Real Estate

Non-performing commercial and commercial real estate loans totaled $40.6 million as of September 30, 2015 compared to $29.3 million at June 30, 2015 and $37.8 million at September 30, 2014. The increase compared to June 30, 2015 is primarily the result of a single customer relationship totaling $9.3 million being placed in nonaccrual status at quarter-end.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Non-performing Residential Real Estate and Home Equity
Non-performing home equity and residential real estate loans totaled $22.9 million as of September 30, 2015. The balance remained relatively unchanged compared to $22.3 million and $21.4 million at June 30, 2015 and September 30, 2014, respectively. The September 30, 2015 non-performing balance is comprised of $14.6 million of residential real estate (71 individual credits) and $8.4 million of home equity loans (50 individual credits). On average, this is approximately 8 non-performing residential real estate loans and home equity loans per chartered bank within the Company. The Company believes control and collection of these loans is very manageable. At this time, management believes reserves are adequate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Non-performing Commercial Insurance Premium Finance Receivables
The table below presents the level of non-performing property and casualty premium finance receivables as of September 30, 2015, June 30, 2015 and September 30, 2014 and the amount of net charge-offs for the quarters then ended.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2015	2015	2014
Non-performing premium finance receivables - commercial	$21,982	$24,209	$21,225
- as a percent of premium finance receivables - commercial outstanding	0.91%	0.98%	0.89%
Net charge-offs of premium finance receivables - commercial	$1,317	$1,068	$1,268
- annualized as a percent of average premium finance receivables - commercial	0.21%	0.18%	0.20%
Fluctuations in this category may occur due to timing and nature of account collections from insurance carriers. The Company’s underwriting standards, regardless of the condition of the economy, have remained consistent. We anticipate that net charge-offs and non-performing asset levels in the near term will continue to be at levels that are within acceptable operating ranges for this category of loans. Management is comfortable with administering the collections at this level of non-performing property and casualty premium finance receivables and believes reserves are adequate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Due to the nature of collateral for commercial premium finance receivables, it customarily takes 60-150 days to convert the collateral into cash. Accordingly, the level of non-performing commercial premium finance receivables is not necessarily indicative of the loss inherent in the portfolio. In the event of default, Wintrust has the right to cancel the insurance policy and collect the unearned portion of the premium from the insurance carrier. In the event of cancellation, the cash returned in payment of the unearned premium by the insurer should generally be sufficient to cover the receivable balance, the interest and other charges due. Due to notification requirements and processing time by most insurance carriers, many receivables will become delinquent beyond 90 days while the insurer is processing the return of the unearned premium. Management continues to accrue interest until maturity as the unearned premium is ordinarily sufficient to pay-off the outstanding balance and contractual interest due.

Nonperforming Loans Rollforward
The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Balance at beginning of period	$76,554	$81,772	$88,650	$78,677	$103,334
Additions, net	24,333	8,828	10,389	42,141	31,187
Return to performing status	(1,028)	(847)	(3,745)	(2,591)	(6,812)
Payments received	(5,468)	(6,580)	(4,792)	(16,417)	(11,605)
Transfer to OREO and other repossessed assets	(1,773)	(4,365)	(2,782)	(8,678)	(22,536)
Charge-offs	(4,081)	(2,755)	(4,751)	(8,637)	(14,127)
Net change for niche loans (1)	(2,561)	501	(1,899)	1,481	1,629
Balance at end of period	$85,976	$76,554	$81,070	$85,976	$81,070

(1)	This includes activity for premium finance receivables and indirect consumer loans.
TDRs
The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2015	2015	2014
Accruing TDRs:
Commercial	$5,717	$6,039	$5,517
Commercial real estate	39,867	42,210	61,288
Residential real estate and other	3,589	3,925	3,063
Total accrual	$49,173	$52,174	$69,868
Non-accrual TDRs: (1)
Commercial	$147	$165	$927
Commercial real estate	5,778	6,240	9,153
Residential real estate and other	4,222	4,197	3,437
Total non-accrual	$10,147	$10,602	$13,517
Total TDRs:
Commercial	$5,864	$6,204	$6,444
Commercial real estate	45,645	48,450	70,441
Residential real estate and other	7,811	8,122	6,500
Total TDRs	$59,320	$62,776	$83,385
Weighted-average contractual interest rate of TDRs	4.04%	4.05%	4.05%

(1)	Included in total non-performing loans.
At September 30, 2015, the Company had $59.3 million in loans modified in TDRs. The $59.3 million in TDRs represents 114 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $62.8 million representing 122 credits at June 30, 2015 and decreased from $83.4 million representing 145 credits at September 30, 2014.

The table below presents a summary of TDRs as of September 30, 2015 and September 30, 2014, and shows the changes in the balance during the periods presented:
Three Months Ended September 30, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$6,204	$48,450	$8,122	$62,776
Additions during the period	—		222	222
Reductions:
Charge-offs	—	(267)	(52)	(319)
Transferred to OREO and other repossessed assets	—	—	(175)	(175)
Removal of TDR loan status (1)	(234)	(1,581)	—	(1,815)
Payments received, net	(106)	(957)	(306)	(1,369)
Balance at period end	$5,864	$45,645	$7,811	$59,320
Three Months Ended September 30, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$6,417	$75,834	$5,856	$88,107
Additions during the period	—	—	667	667
Reductions:
Charge-offs	(28)	(2,584)	—	(2,612)
Transferred to OREO and other repossessed assets	—	—	—	—
Removal of TDR loan status (1)	—	—	—	—
Payments received, net	55	(2,809)	(23)	(2,777)
Balance at period end	$6,444	$70,441	$6,500	$83,385
Nine Months Ended September 30, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,576	$67,623	$7,076	$82,275
Additions during the period	—	169	1,664	1,833
Reductions:
Charge-offs	(397)	(268)	(92)	(757)
Transferred to OREO and other repossessed assets	(562)	(2,290)	(279)	(3,131)
Removal of TDR loan status (1)	(471)	(10,151)	—	(10,622)
Payments received, net	(282)	(9,438)	(558)	(10,278)
Balance at period end	$5,864	$45,645	$7,811	$59,320

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Nine Months Ended September 30, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,388	$93,535	$6,180	$107,103
Additions during the period	88	7,177	887	8,152
Reductions:
Charge-offs	(51)	(6,316)	(479)	(6,846)
Transferred to OREO and other repossessed assets	(252)	(16,057)	—	(16,309)
Removal of TDR loan status (1)	(383)	—	—	(383)
Payments received, net	(346)	(7,898)	(88)	(8,332)
Balance at period end	$6,444	$70,441	$6,500	$83,385

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Each TDR was reviewed for impairment at September 30, 2015 and approximately $3.4 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended September 30, 2015 and 2014, the Company recorded $98,000 and $294,000, respectively, in interest income representing this decrease in impairment. For the nine months ended September 30, 2015 and 2014, the Company recorded $385,000 and $529,000, respectively, in interest income.
Other Real Estate Owned
The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of September 30, 2015, June 30, 2015 and September 30, 2014, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2015	2015	2014
Balance at beginning of period	$42,080	$42,257	$59,588
Disposals/resolved	(7,611)	(6,075)	(12,196)
Transfers in at fair value, less costs to sell	6,159	6,412	3,150
Transfers in from covered OREO subsequent to loss share expiration	7,316	—	—
Additions from acquisition	4,617	—	—
Fair value adjustments	(681)	(514)	(165)
Balance at end of period	$51,880	$42,080	$50,377

	Period End
	September 30,	June 30,	September 30,
Balance by Property Type	2015	2015	2014
Residential real estate	$12,577	$6,408	$8,754
Residential real estate development	3,147	3,031	3,135
Commercial real estate	36,156	32,641	38,488
Total	$51,880	$42,080	$50,377

Covered Assets
In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets and require the Company to record loss share assets and liabilities that are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets and liabilities are also separately measured from the related loans and foreclosed real estate and recorded on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce any loss share assets. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will also reduce any loss share asset and, if necessary, increase any loss share liability when necessary reductions exceed the current value of the loss share asset. The increases in cash flows for the purchased loans are recognized as interest income prospectively. In accordance with clawback provisions included in loss share agreements with the FDIC, the Company may be required to reimburse the FDIC when actual losses are less than certain thresholds established for each loss share agreement. The balance of these estimated reimbursements in accordance with clawback provisions and any related amortization are adjusted periodically for changes in the expected losses on covered assets. Estimated reimbursements from clawback provisions are recorded as a reduction to the loss share asset or, if necessary, an increase to the loss share liability on the Consolidated Statements of Condition. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements.
The following table provides a comparative analysis for the period end balances of the covered asset components and any changes in the allowance for covered loan losses.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2015	2015	2014
Period End Balances:
Loans	$168,609	$193,410	$254,605
Other real estate owned	28,644	35,419	48,568
Other assets	686	686	2,242
FDIC Indemnification (liability) asset	(3,033)	3,429	27,359
Total net covered assets	$194,906	$232,944	$332,774
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$2,215	$1,878	$1,667
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(1,716)	(1,094)	(818)
Benefit attributable to FDIC loss share agreements	1,373	875	654
Net provision for covered loan losses	(343)	(219)	(164)
Decrease in FDIC indemnification asset	(1,373)	(875)	(654)
Loans charged-off	(287)	(140)	(293)
Recoveries of loans charged-off	2,706	1,571	2,099
Net recoveries	2,419	1,431	1,806
Balance at end of quarter	$2,918	$2,215	$2,655

Changes in Accretable Yield
The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2015	2014	2015	2014
Accretable yield, beginning balance	$63,643	$97,281	$79,102	$115,909
Acquisitions	10,407	—	11,305	—
Accretable yield amortized to interest income	(5,939)	(7,847)	(18,359)	(28,438)
Accretable yield amortized to indemnification asset(1)	(3,280)	(8,784)	(10,945)	(25,593)
Reclassification from non-accretable difference(2)	2,298	2,584	5,154	29,092
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(610)	4,675	262	(3,061)
Accretable yield, ending balance (3)	$66,519	$87,909	$66,519	$87,909
(1) Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.
(2) Reclassification is the result of subsequent increases in expected principal cash flows.
(3) As of September 30, 2015, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $10.0 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Accretion to interest income accounted for under ASC 310-30 totaled $5.9 million and $7.8 million in the third quarter of 2015 and 2014, respectively. For the nine months ended September 30, 2015 and 2014, the Company recorded accretion to interest income of $18.4 million and $28.4 million, respectively. These amounts include accretion from both covered and non-covered loans, and are included together within interest and fees on loans in the Consolidated Statements of Income.

Items Impacting Comparative Financial Results:
Acquisitions
On July 24, 2015, the Company completed its acquisition of Community Financial Shares, Inc ("CFIS"). CFIS was the parent company of Community Bank - Wheaton/Glen Ellyn ("CBWGE"). Through this transaction, prior to purchase accounting adjustments, the Company acquired CBWGE's four banking locations in Wheaton and Glen Ellyn, Illinois, approximately $327 million in assets and approximately $301 million in deposits.

On July 17, 2015, the Company completed its acquisition of Suburban Illinois Bancorp, Inc. ("Suburban"). Suburban was the parent company of Suburban Bank & Trust Company ("SBT"). Through this transaction, prior to purchase accounting adjustments, the Company acquired SBT's ten banking locations in Chicago and its suburbs, approximately $480 million in assets and approximately $417 million in deposits.

On July 1, 2015, the Company, through its wholly-owned subsidiary Wintrust Bank, completed its acquisition of North Bank. Through this transaction, prior to purchase accounting adjustments, Wintrust Bank acquired two banking locations, $112 million in assets and approximately $100 million in deposits.

On January 16, 2015 the Company completed its acquisition of Delavan Bancshares, Inc. ("Delavan"). Delavan was the parent company of Community Bank CBD. Through this transaction, Town Bank acquired four banking locations, approximately $224 million in assets and approximately $170 million in deposits.

On August 8, 2014, the Company, through its subsidiary Town Bank, completed its acquisition of certain branch offices and deposits of Talmer Bank & Trust. Through this transaction, Town Bank acquired 11 branch offices and approximately $355 million in deposits.

On July 11, 2014, the Company, through its subsidiary Town Bank, completed its acquisition of the Pewaukee, Wisconsin branch of THE National Bank. In addition to the banking facility, Town Bank acquired approximately $75 million in loans and approximately $36 million in deposits.

On May 16, 2014, the Company, through its subsidiary Hinsdale Bank and Trust Company ("Hinsdale Bank"), completed its acquisition of the Stone Park branch office and certain related deposits of Urban Partnership Bank.

On April 28, 2014, the Company, through its subsidiary First Insurance Funding of Canada, Inc., completed its acquisition of 100% of the shares of each of Policy Billing Services Inc. and Equity Premium Finance Inc., two affiliated Canadian insurance premium funding and payment services companies.

On February 28, 2014, the Company, through its subsidiary Lake Forest Bank and Trust Company ("Lake Forest Bank"), completed its acquisition of a bank branch from Baytree National Bank & Trust Company. In addition to the banking facility, Lake Forest Bank acquired certain assets and approximately $15 million of deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS
Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Downers Grove, Elgin, Elmhurst, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Plainfield, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.
Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2014 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	delinquencies or fraud with respect to the Company's commercial equipment finance and leasing business;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release.

Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY
The Company will hold a conference call at 2:00 p.m. (CT) Thursday, October 15, 2015 regarding third quarter and year-to-date 2015 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #54092655. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter and year-to-date 2015 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Selected Financial Condition Data (at end of period):
Total assets	$22,043,930	$20,799,924	$20,382,271	$20,010,727	$19,169,345
Total loans, excluding loans held-for-sale and covered loans	16,316,211	15,513,650	14,953,059	14,409,398	14,052,059
Total deposits	18,228,469	17,082,418	16,938,769	16,281,844	16,065,246
Junior subordinated debentures	268,566	249,493	249,493	249,493	249,493
Total shareholders’ equity	2,335,736	2,264,982	2,131,074	2,069,822	2,028,508
Selected Statements of Income Data:
Net interest income	165,540	156,892	151,891	153,719	151,670
Net revenue (1)	230,493	233,905	216,432	211,376	209,622
Net income	38,355	43,831	39,052	38,133	40,224
Net income per common share – Basic	$0.71	$0.89	$0.79	$0.78	$0.83
Net income per common share – Diluted	$0.69	$0.85	$0.76	$0.75	$0.79
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.33%	3.41%	3.42%	3.46%	3.46%
Non-interest income to average assets	1.19%	1.52%	1.32%	1.18%	1.20%
Non-interest expense to average assets	2.93%	3.06%	3.01%	2.94%	2.87%
Net overhead ratio (2) (3)	1.74%	1.53%	1.69%	1.76%	1.67%
Efficiency ratio - FTE (2) (4)	69.02%	65.64%	67.90%	67.59%	65.76%
Return on average assets	0.70%	0.87%	0.80%	0.78%	0.83%
Return on average common equity	6.60%	8.38%	7.64%	7.51%	8.09%
Return on average tangible common equity	8.88%	10.86%	9.96%	9.82%	10.59%
Average total assets	$21,688,450	$20,256,996	$19,826,240	$19,366,670	$19,127,346
Average total shareholders’ equity	2,310,511	2,156,128	2,114,356	2,057,855	2,020,903
Average loans to average deposits ratio (excluding covered loans)	91.9%	92.8%	91.4%	89.5%	90.1%
Average loans to average deposits ratio (including covered loans)	92.9	94.0	92.7	91.0	91.8
Common Share Data at end of period:
Market price per common share	$53.43	$53.38	$47.68	$46.76	$44.67
Book value per common share (2)	$43.12	$42.24	$42.30	$41.52	$40.74
Tangible common book value per share (2)	$32.83	$33.02	$33.04	$32.45	$31.60
Common shares outstanding	48,336,870	47,677,257	47,389,608	46,805,055	46,691,047
Other Data at end of period:(8)
Leverage Ratio(5)	9.4%	9.8%	9.2%	10.2%	10.0%
Tier 1 Capital to risk-weighted assets (5)	10.4%	10.7%	10.1%	11.6%	11.7%
Common equity Tier 1 capital to risk-weighted assets (5)	8.8%	9.0%	9.1%	N/A	N/A
Total capital to risk-weighted assets (5)	12.7%	13.1%	12.5%	13.0%	13.1%
Tangible common equity ratio (TCE) (2) (7)	7.4%	7.7%	7.9%	7.8%	7.9%
Tangible common equity ratio, assuming full conversion of convertible preferred stock (2) (7)	8.0%	8.4%	8.5%	8.4%	8.6%
Allowance for credit losses (6)	$103,922	$101,088	$95,334	$92,480	$91,841
Non-performing loans	85,976	76,554	81,772	78,677	81,070
Allowance for credit losses to total loans (6)	0.64%	0.65%	0.64%	0.64%	0.65%
Non-performing loans to total loans	0.53%	0.49%	0.55%	0.55%	0.58%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	160	147	146	140	139

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2015	2015	2015	2014	2014
Assets
Cash and due from banks	$247,341	$248,094	$286,743	$225,136	$260,694
Federal funds sold and securities purchased under resale agreements	3,314	4,115	4,129	5,571	26,722
Interest bearing deposits with banks	701,106	591,721	697,799	998,437	620,370
Available-for-sale securities, at fair value	2,214,281	2,162,061	1,721,030	1,792,078	1,782,648
Trading account securities	3,312	1,597	7,811	1,206	6,015
Federal Home Loan Bank and Federal Reserve Bank stock	90,308	89,818	92,948	91,582	80,951
Brokerage customer receivables	28,293	29,753	25,287	24,221	26,624
Mortgage loans held-for-sale	347,005	497,283	446,355	351,290	363,303
Loans, net of unearned income, excluding covered loans	16,316,211	15,513,650	14,953,059	14,409,398	14,052,059
Covered loans	168,609	193,410	209,694	226,709	254,605
Total loans	16,484,820	15,707,060	15,162,753	14,636,107	14,306,664
Less: Allowance for loan losses	102,996	100,204	94,446	91,705	91,019
Less: Allowance for covered loan losses	2,918	2,215	1,878	2,131	2,655
Net loans	16,378,906	15,604,641	15,066,429	14,542,271	14,212,990
Premises and equipment, net	587,348	571,498	559,281	555,228	555,241
FDIC indemnification asset	—	3,429	10,224	11,846	27,359
Accrued interest receivable and other assets	667,036	556,344	537,117	501,882	494,213
Trade date securities receivable	277,981	—	488,063	485,534	285,627
Goodwill	472,166	421,646	420,197	405,634	406,604
Other intangible assets	25,533	17,924	18,858	18,811	19,984
Total assets	$22,043,930	$20,799,924	$20,382,271	$20,010,727	$19,169,345
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$4,705,994	$3,910,310	$3,779,609	$3,518,685	$3,253,477
Interest bearing	13,522,475	13,172,108	13,159,160	12,763,159	12,811,769
Total deposits	18,228,469	17,082,418	16,938,769	16,281,844	16,065,246
Federal Home Loan Bank advances	451,330	444,017	416,036	733,050	347,500
Other borrowings	259,978	261,908	187,006	196,465	51,483
Subordinated notes	140,000	140,000	140,000	140,000	140,000
Junior subordinated debentures	268,566	249,493	249,493	249,493	249,493
Trade date securities payable	617	—	2,929	3,828	—
Accrued interest payable and other liabilities	359,234	357,106	316,964	336,225	287,115
Total liabilities	19,708,194	18,534,942	18,251,197	17,940,905	17,140,837
Shareholders’ Equity:
Preferred stock	251,312	251,312	126,427	126,467	126,467
Common stock	48,422	47,763	47,475	46,881	46,766
Surplus	1,187,407	1,159,052	1,156,542	1,133,955	1,129,975
Treasury stock	(3,964)	(3,964)	(3,948)	(3,549)	(3,519)
Retained earnings	901,652	872,690	835,669	803,400	771,519
Accumulated other comprehensive loss	(49,093)	(61,871)	(31,091)	(37,332)	(42,700)
Total shareholders’ equity	2,335,736	2,264,982	2,131,074	2,069,822	2,028,508
Total liabilities and shareholders’ equity	$22,043,930	$20,799,924	$20,382,271	$20,010,727	$19,169,345

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2015	2015	2015	2014	2014
Interest income
Interest and fees on loans	$167,831	$159,823	$154,676	$157,476	$156,534
Interest bearing deposits with banks	372	305	316	495	409
Federal funds sold and securities purchased under resale agreements	1	1	2	3	12
Available-for-sale securities	16,130	14,071	14,400	13,761	12,767
Trading account securities	19	51	13	45	20
Federal Home Loan Bank and Federal Reserve Bank stock	821	785	769	749	733
Brokerage customer receivables	205	205	181	186	201
Total interest income	185,379	175,241	170,357	172,715	170,676
Interest expense
Interest on deposits	12,436	11,996	11,814	12,431	12,298
Interest on Federal Home Loan Bank advances	2,458	1,812	2,156	2,534	2,641
Interest on other borrowings	1,045	787	788	313	200
Interest on subordinated notes	1,776	1,777	1,775	1,776	1,776
Interest on junior subordinated debentures	2,124	1,977	1,933	1,942	2,091
Total interest expense	19,839	18,349	18,466	18,996	19,006
Net interest income	165,540	156,892	151,891	153,719	151,670
Provision for credit losses	8,322	9,482	6,079	6,133	5,864
Net interest income after provision for credit losses	157,218	147,410	145,812	147,586	145,806
Non-interest income
Wealth management	18,243	18,476	18,100	18,649	17,659
Mortgage banking	27,887	36,007	27,800	24,694	26,691
Service charges on deposit accounts	7,403	6,474	6,297	6,189	6,084
(Losses) gains on available-for-sale securities, net	(98)	(24)	524	18	(153)
Fees from covered call options	2,810	4,565	4,360	2,966	2,107
Trading (losses) gains, net	(135)	160	(477)	(507)	293
Other	8,843	11,355	7,937	5,648	5,271
Total non-interest income	64,953	77,013	64,541	57,657	57,952
Non-interest expense
Salaries and employee benefits	97,749	94,421	90,130	87,633	85,976
Equipment	8,887	7,914	7,836	7,555	7,570
Occupancy, net	12,066	11,401	12,351	11,600	10,446
Data processing	8,127	6,081	5,448	5,313	4,765
Advertising and marketing	6,237	6,406	3,907	3,669	3,528
Professional fees	4,100	5,074	4,664	4,039	4,035
Amortization of other intangible assets	1,350	934	1,013	1,171	1,202
FDIC insurance	3,035	3,047	2,987	2,810	3,211
OREO expense, net	(367)	841	1,411	2,320	581
Other	18,790	18,178	17,571	17,331	17,186
Total non-interest expense	159,974	154,297	147,318	143,441	138,500
Income before taxes	62,197	70,126	63,035	61,802	65,258
Income tax expense	23,842	26,295	23,983	23,669	25,034
Net income	$38,355	$43,831	$39,052	$38,133	$40,224
Preferred stock dividends and discount accretion	4,079	1,580	1,581	1,580	1,581
Net income applicable to common shares	$34,276	$42,251	$37,471	$36,553	$38,643
Net income per common share - Basic	$0.71	$0.89	$0.79	$0.78	$0.83
Net income per common share - Diluted	$0.69	$0.85	$0.76	$0.75	$0.79
Cash dividends declared per common share	$0.11	$0.11	$0.11	$0.10	$0.10
Weighted average common shares outstanding	48,158	47,567	47,239	46,734	46,639
Dilutive potential common shares	4,049	4,156	4,233	4,243	4,241
Average common shares and dilutive common shares	52,207	51,723	51,472	50,977	50,880

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Balance:
Commercial	$4,400,185	$4,330,344	$4,211,932	$3,924,394	$3,689,671
Commercial real estate	5,307,566	4,850,590	4,710,486	4,505,753	4,510,375
Home equity	797,465	712,350	709,283	716,293	720,058
Residential real-estate	571,743	503,015	495,925	483,542	470,319
Premium finance receivables - commercial	2,407,075	2,460,408	2,319,623	2,350,833	2,377,892
Premium finance receivables - life insurance	2,700,275	2,537,475	2,375,654	2,277,571	2,134,405
Consumer and other (1)	131,902	119,468	130,156	151,012	149,339
Total loans, net of unearned income, excluding covered loans	$16,316,211	$15,513,650	$14,953,059	$14,409,398	$14,052,059
Covered loans	168,609	193,410	209,694	226,709	254,605
Total loans, net of unearned income	$16,484,820	$15,707,060	$15,162,753	$14,636,107	$14,306,664
Mix:
Commercial	27%	27%	28%	26%	26%
Commercial real estate	32	31	31	31	31
Home equity	5	5	5	5	5
Residential real-estate	3	3	3	3	3
Premium finance receivables - commercial	15	16	15	16	17
Premium finance receivables - life insurance	16	16	16	16	15
Consumer and other (1)	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	99%	99%	99%	98%	98%
Covered loans	1	1	1	2	2
Total loans, net of unearned income	100%	100%	100%	100%	100%

(1)	Includes autos, boats, snowmobiles and other indirect consumer loans as well as short-term accounts receivable financing.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Balance:
Non-interest bearing	$4,705,994	$3,910,310	$3,779,609	$3,518,685	$3,253,477
NOW and interest bearing demand deposits	2,231,258	2,240,832	2,262,928	2,236,089	2,086,099
Wealth management deposits (1)	1,469,920	1,591,251	1,528,963	1,226,916	1,212,317
Money market	4,001,518	3,898,495	3,791,762	3,651,467	3,744,682
Savings	1,684,007	1,504,654	1,563,752	1,508,877	1,465,250
Time certificates of deposit	4,135,772	3,936,876	4,011,755	4,139,810	4,303,421
Total deposits	$18,228,469	$17,082,418	$16,938,769	$16,281,844	$16,065,246
Mix:
Non-interest bearing	26%	23%	22%	22%	20%
NOW and interest bearing demand deposits	12	13	13	14	13
Wealth management deposits (1)	8	9	9	8	8
Money market	22	23	23	22	23
Savings	9	9	9	9	9
Time certificates of deposit	23	23	24	25	27
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Net interest income	$166,737	$158,034	$152,952	$154,599	$152,498
Call option income	2,810	4,565	4,360	2,966	2,107
Net interest income including call option income	$169,547	$162,599	$157,312	$157,565	$154,605
Yield on earning assets	3.73%	3.81%	3.83%	3.89%	3.90%
Rate on interest-bearing liabilities	0.54	0.52	0.54	0.55	0.56
Rate spread	3.19%	3.29%	3.29%	3.34%	3.34%
Net free funds contribution	0.14	0.12	0.13	0.12	0.12
Net interest margin	3.33	3.41	3.42	3.46	3.46
Call option income	0.06	0.10	0.10	0.07	0.05
Net interest margin including call option income	3.39%	3.51%	3.52%	3.53%	3.51%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Nine Months Ended, September 30,	Years Ended December 31,
(Dollars in thousands)	2015	2014	2013	2012	2011
Net interest income	$477,723	$601,744	$552,887	$521,463	$463,071
Call option income	11,735	7,859	4,773	10,476	13,570
Net interest income including call option income	$489,458	$609,603	$557,660	$531,939	$476,641
Yield on earning assets	3.79%	3.96%	4.01%	4.21%	4.49%
Rate on interest-bearing liabilities	0.53	0.55	0.62	0.86	1.23
Rate spread	3.26%	3.41%	3.39%	3.35%	3.26%
Net free funds contribution	0.13	0.12	0.11	0.14	0.16
Net interest margin	3.39	3.53	3.50	3.49	3.42
Call option income	0.08	0.05	0.03	0.07	0.10
Net interest margin including call option income	3.47%	3.58%	3.53%	3.56%	3.52%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2015	2015	2015	2014	2014
Liquidity management assets	$3,140,782	$2,709,176	$2,868,906	$2,972,220	$2,814,720
Other earning assets	30,990	32,115	27,717	29,699	28,702
Loans, net of unearned income	16,509,001	15,632,875	15,031,917	14,469,745	14,359,467
Covered loans	174,768	202,663	214,211	244,139	262,310
Total earning assets	$19,855,541	$18,576,829	$18,142,751	$17,715,803	$17,465,199
Allowance for loan and covered loan losses	(106,091)	(101,211)	(96,918)	(97,506)	(96,463)
Cash and due from banks	251,289	236,242	249,687	243,080	237,402
Other assets	1,687,711	1,545,136	1,530,720	1,505,293	1,521,208
Total assets	$21,688,450	$20,256,996	$19,826,240	$19,366,670	$19,127,346
Interest-bearing deposits	$13,489,651	$13,115,453	$12,863,507	$12,771,359	$12,695,780
Federal Home Loan Bank advances	402,646	347,656	357,532	335,198	380,083
Other borrowings	272,782	193,660	194,994	84,795	54,653
Subordinated notes	140,000	140,000	140,000	140,000	140,000
Junior subordinated debentures	264,974	249,493	249,493	249,493	249,493
Total interest-bearing liabilities	$14,570,053	$14,046,262	$13,805,526	$13,580,845	$13,520,009
Non-interest bearing deposits	4,473,632	3,725,728	3,584,452	3,398,774	3,233,937
Other liabilities	334,254	328,878	321,906	329,196	352,497
Equity	2,310,511	2,156,128	2,114,356	2,057,855	2,020,903
Total liabilities and shareholders’ equity	$21,688,450	$20,256,996	$19,826,240	$19,366,670	$19,127,346
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Yield earned on:
Liquidity management assets	2.29%	2.36%	2.29%	2.08%	2.03%
Other earning assets	3.00	3.54	2.94	3.40	3.21
Loans, net of unearned income	3.98	4.03	4.08	4.21	4.19
Covered loans	5.91	6.30	6.98	6.80	8.03
Total earning assets	3.73%	3.81%	3.83%	3.89%	3.90%
Rate paid on:
Interest-bearing deposits	0.37%	0.37%	0.37%	0.39%	0.38%
Federal Home Loan Bank advances	2.42	2.09	2.45	3.00	2.76
Other borrowings	1.52	1.63	1.64	1.47	1.45
Subordinated notes	5.08	5.07	5.07	5.07	5.07
Junior subordinated debentures	3.14	3.13	3.10	3.04	3.28
Total interest-bearing liabilities	0.54%	0.52%	0.54%	0.55%	0.56%
Interest rate spread	3.19%	3.29%	3.29%	3.34%	3.34%
Net free funds/contribution	0.14	0.12	0.13	0.12	0.12
Net interest income/Net interest margin	3.33%	3.41%	3.42%	3.46%	3.46%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2015	2015	2015	2014	2014
Brokerage	$6,579	$6,750	$6,852	$7,892	$7,185
Trust and asset management	11,664	11,726	11,248	10,757	10,474
Total wealth management	18,243	18,476	18,100	18,649	17,659
Mortgage banking	27,887	36,007	27,800	24,694	26,691
Service charges on deposit accounts	7,403	6,474	6,297	6,189	6,084
(Losses) gains on available-for-sale securities, net	(98)	(24)	524	18	(153)
Fees from covered call options	2,810	4,565	4,360	2,966	2,107
Trading (losses) gains, net	(135)	160	(477)	(507)	293
Other:
Interest rate swap fees	2,606	2,347	2,191	1,119	1,207
BOLI	212	2,180	766	661	652
Administrative services	1,072	1,053	1,026	1,107	990
Miscellaneous	4,953	5,775	3,954	2,761	2,422
Total other income	8,843	11,355	7,937	5,648	5,271
Total Non-Interest Income	$64,953	$77,013	$64,541	$57,657	$57,952
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2015	2015	2015	2014	2014
Salaries and employee benefits:
Salaries	$53,028	$46,617	$46,848	$45,255	$45,471
Commissions and incentive compensation	30,035	33,387	25,494	28,369	27,885
Benefits	14,686	14,417	17,788	14,009	12,620
Total salaries and employee benefits	97,749	94,421	90,130	87,633	85,976
Equipment	8,887	7,914	7,836	7,555	7,570
Occupancy, net	12,066	11,401	12,351	11,600	10,446
Data processing	8,127	6,081	5,448	5,313	4,765
Advertising and marketing	6,237	6,406	3,907	3,669	3,528
Professional fees	4,100	5,074	4,664	4,039	4,035
Amortization of other intangible assets	1,350	934	1,013	1,171	1,202
FDIC insurance	3,035	3,047	2,987	2,810	3,211
OREO expense, net	(367)	841	1,411	2,320	581
Other:
Commissions - 3rd party brokers	1,364	1,403	1,386	1,470	1,621
Postage	1,927	1,578	1,633	1,724	1,427
Miscellaneous	15,499	15,197	14,552	14,137	14,138
Total other expense	18,790	18,178	17,571	17,331	17,186
Total Non-Interest Expense	$159,974	$154,297	$147,318	$143,441	$138,500

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Allowance for loan losses at beginning of period	$100,204	$94,446	$91,705	$91,019	$92,253
Provision for credit losses	8,665	9,701	6,185	6,744	6,028
Other adjustments	(153)	(93)	(248)	(236)	(335)
Reclassification (to) from allowance for unfunded lending-related commitments	(42)	4	(113)	46	62
Charge-offs:
Commercial	964	1,243	677	289	832
Commercial real estate	1,948	856	1,005	4,434	4,510
Home equity	1,116	1,847	584	150	748
Residential real estate	1,138	923	631	630	205
Premium finance receivables - commercial	1,595	1,526	1,263	1,463	1,557
Premium finance receivables - life insurance	—	—	—	4	—
Consumer and other	116	115	111	156	250
Total charge-offs	6,877	6,510	4,271	7,126	8,102
Recoveries:
Commercial	462	285	370	315	296
Commercial real estate	213	1,824	312	572	275
Home equity	42	39	48	57	99
Residential real estate	136	16	76	19	111
Premium finance receivables - commercial	278	458	329	219	289
Premium finance receivables - life insurance	16	—	—	6	1
Consumer and other	52	34	53	70	42
Total recoveries	1,199	2,656	1,188	1,258	1,113
Net charge-offs	(5,678)	(3,854)	(3,083)	(5,868)	(6,989)
Allowance for loan losses at period end	$102,996	$100,204	$94,446	$91,705	$91,019
Allowance for unfunded lending-related commitments at period end	926	884	888	775	822
Allowance for credit losses at period end	$103,922	$101,088	$95,334	$92,480	$91,841
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.05%	0.09%	0.03%	—%	0.06%
Commercial real estate	0.13	(0.08)	0.06	0.34	0.38
Home equity	0.55	1.01	0.30	0.05	0.36
Residential real estate	0.42	0.39	0.28	0.30	0.05
Premium finance receivables - commercial	0.21	0.18	0.16	0.21	0.20
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.17	0.23	0.13	0.19	0.49
Total loans, net of unearned income, excluding covered loans	0.14%	0.10%	0.08%	0.16%	0.19%
Net charge-offs as a percentage of the provision for credit losses	65.53%	39.73%	49.87%	86.98%	115.95%
Loans at period-end	$16,316,211	$15,513,650	$14,953,059	$14,409,398	$14,052,059
Allowance for loan losses as a percentage of loans at period end	0.63%	0.65%	0.63%	0.64%	0.65%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.65%	0.64%	0.64%	0.65%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2015	2015	2015	2014	2014
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$—	$474	$—
Commercial real-estate	—	701	—	—	—
Home equity	—	—	—	—	—
Residential real-estate	—	—	—	—	—
Premium finance receivables - commercial	8,231	9,053	8,062	7,665	7,115
Premium finance receivables - life insurance	—	351	—	—	—
Consumer and other	140	110	91	119	175
Total loans past due greater than 90 days and still accruing	8,371	10,215	8,153	8,258	7,290
Non-accrual loans(2):
Commercial	12,018	5,394	5,586	9,157	10,455
Commercial real-estate	28,617	23,183	29,982	26,605	27,363
Home equity	8,365	5,695	7,665	6,174	5,696
Residential real-estate	14,557	16,631	14,248	15,502	15,730
Premium finance receivables - commercial	13,751	15,156	15,902	12,705	14,110
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	297	280	236	277	426
Total non-accrual loans	77,605	66,339	73,619	70,420	73,780
Total non-performing loans:
Commercial	12,018	5,394	5,586	9,631	10,455
Commercial real-estate	28,617	23,884	29,982	26,605	27,363
Home equity	8,365	5,695	7,665	6,174	5,696
Residential real-estate	14,557	16,631	14,248	15,502	15,730
Premium finance receivables - commercial	21,982	24,209	23,964	20,370	21,225
Premium finance receivables - life insurance	—	351	—	—	—
Consumer and other	437	390	327	395	601
Total non-performing loans	$85,976	$76,554	$81,772	$78,677	$81,070
Other real estate owned	29,053	33,044	33,131	36,419	41,506
Other real estate owned - from acquisitions	22,827	9,036	9,126	9,223	8,871
Other repossessed assets	193	231	259	303	292
Total non-performing assets	$138,049	$118,865	$124,288	$124,622	$131,739
TDRs performing under the contractual terms of the loan agreement	49,173	52,174	54,687	69,697	69,868
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.27%	0.12%	0.13%	0.25%	0.28%
Commercial real-estate	0.54	0.49	0.64	0.59	0.61
Home equity	1.05	0.80	1.08	0.86	0.79
Residential real-estate	2.55	3.31	2.87	3.21	3.34
Premium finance receivables - commercial	0.91	0.98	1.03	0.87	0.89
Premium finance receivables - life insurance	—	0.01	—	—	—
Consumer and other	0.33	0.33	0.25	0.26	0.40
Total loans, net of unearned income	0.53%	0.49%	0.55%	0.55%	0.58%
Total non-performing assets as a percentage of total assets	0.63%	0.57%	0.61%	0.62%	0.69%
Allowance for loan losses as a percentage of total non-performing loans	119.79%	130.89%	115.50%	116.56%	112.27%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $10.1 million, $10.6 million, $12.5 million, $12.6 million and $13.5 million as of September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014 and September 30, 2014, respectively.